UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._______)

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NELNET, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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121 SOUTH 13TH STREET	p 402.458.2370	www.nelnet.com
SUITE 100	f 402.458.2399	NELNET, INC.
LINCOLN, NE 68508

April 15, 2016

Dear Shareholder:

On behalf of the Board of Directors, we are pleased to invite you to Nelnet, Inc.'s Annual Shareholders' Meeting on Thursday, May 26, 2016 at the Courtyard Marriott, 808 R Street, Lincoln, Nebraska at 8:30 a.m., Central Time. The notice of the meeting and proxy statement on the following pages contain information about the meeting.

Your participation in the Annual Meeting is important. We hope that you will be able to attend the meeting and encourage you to read our annual report and proxy statement. At the meeting, members of the Company's management team will discuss the Company's results of operations and business plans and will be available to answer your questions. Regardless of whether you plan to attend, we urge you to vote your proxy at your earliest convenience.

Thank you for your support of Nelnet, Inc.

Sincerely,
Michael S. Dunlap
Executive Chairman of the Board of Directors

Nelnet, Inc.
121 South 13th Street, Suite 100, Lincoln, Nebraska 68508

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 15, 2016

TIME AND DATE	8:30 a.m., Central Time, on Thursday, May 26, 2016

PLACE	Courtyard Marriott
808 R Street
Lincoln, Nebraska 68508

ITEMS OF BUSINESS	(1) To elect nine directors nominated by the Board of Directors to serve until the 2017 Annual Meeting of Shareholders
(2) To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016
(3) To conduct an advisory vote to approve the Company's executive compensation
(4) To approve an amendment to the Company’s articles of incorporation to designate courts in Nebraska as the exclusive forum for certain legal actions that may be initiated by shareholders
(5) To transact such other business if properly introduced

RECORD DATE	You can vote if you were a shareholder as of the close of business on March 28, 2016

OTHER INFORMATION	The Letter to Shareholders from the Chief Executive Officer and our 2015 Annual Report on Form 10-K, which are not part of the proxy soliciting materials, are enclosed.

PROXY VOTING
The Board of Directors solicits your proxy and asks you to vote your proxy at your earliest convenience to be sure your vote is received and counted. Instructions on how to vote are contained in our proxy statement and in the Notice of Internet Availability of Proxy Materials. Whether or not you plan to attend the meeting, we ask you to vote over the Internet as described in those materials as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date, and return the proxy/voting instruction card in the envelope provided.  The Board of Directors encourages you to attend the meeting in person. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person. We recommend you vote by proxy even if you plan to attend the meeting.

By Order of the Board of Directors,
William J. Munn
Corporate Secretary
Nelnet, Inc.

NELNET, INC.
2016 PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT
General Information	1

VOTING	2

PROPOSAL 1 - ELECTION OF DIRECTORS
Nominees	5

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics for Directors, Officers, and Employees	8
Board Composition and Director Independence	8
Governance Guidelines of the Board	8
Board Diversity	9
The Board's Role in Risk Oversight	9
Board Leadership Structure	10
Board Committees	10
Meetings of the Board	12
Attendance at Annual Meetings of Shareholders	12
Director Compensation Table for Fiscal Year 2015	12
Share Ownership Guidelines for Board Members	13

EXECUTIVE OFFICERS	14

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis	14
Compensation Committee Report	22
Summary Compensation Table for Fiscal Years 2015, 2014, and 2013	23
Grants of Plan-Based Awards Table for Fiscal Year 2015	25
Outstanding Equity Awards at Fiscal Year-End Table (As of December 31, 2015)	25
Stock Vested Table for Fiscal Year 2015	26
Stock Option, Stock Appreciation Right, Long-Term Incentive, and Defined Benefit Plans	26

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS
Stock Ownership	27
Section 16(a) Beneficial Ownership Reporting Compliance	31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31

AUDIT COMMITTEE REPORT	35

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Accountant Fees and Services	37

PROPOSAL 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	38

PROPOSAL 4 - APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO DESIGNATE COURTS IN NEBRASKA AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS THAT MAY BE INITIATED BY SHAREHOLDERS	39

OTHER SHAREHOLDER MATTERS
Householding	41
Other Business	41
Shareholder Proposals for 2017 Annual Meeting	41

MISCELLANEOUS	42

APPENDIX A - FORM OF ARTICLES OF AMENDMENT TO SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF NELNET, INC. FOR EXCLUSIVE FORUM PROVISIONS

Nelnet, Inc.
121 South 13th Street
Suite 100
Lincoln, Nebraska 68508

PROXY STATEMENT

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nelnet, Inc. (the “Company”) for the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 26, 2016, at 8:30 a.m., Central Time, at the Courtyard Marriott, 808 R Street, Lincoln, Nebraska 68508. The Annual Meeting will be held for the purposes set forth in the notice of such Annual Meeting on the cover page hereof.

Important Notice Regarding the Availability of Proxy Materials for the
2016 Annual Meeting of Shareholders to be held on May 26, 2016

Our notice of annual meeting and proxy statement, 2015 annual report on Form 10-K, letter to shareholders, electronic proxy card, and other annual meeting materials are available on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to shareholders on or about April 15, 2016. At that time, we also will begin mailing paper copies of our proxy materials to shareholders who requested them. Additional information on how these materials will be distributed is provided below.

Under U.S. Securities and Exchange Commission (the “SEC”) rules, we are allowed to mail a notice to our shareholders informing them that our proxy statement, annual report on Form 10-K, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. Shareholders may then access these materials and vote their shares over the Internet, or request delivery of a full set of proxy materials by mail or email. These rules give us the opportunity to serve shareholders more efficiently by making the proxy materials available online and reducing the environmental impact and costs associated with printing and physical delivery. We are utilizing this process for the 2016 Annual Meeting. We intend to begin mailing the required notice, called the Notice of Internet Availability of Proxy Materials (the "Notice"), to shareholders on or about April 15, 2016. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.
The Notice contains important information, including:

•	The date, time, and location of the Annual Meeting

•	A brief description of the matters to be voted on at the meeting

•	A list of the proxy materials available for viewing at www.proxyvote.com and the control number you will need to use to access the site

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials if that is your preference

You may vote in person at the Annual Meeting or you may vote by proxy. To obtain directions to attend the Annual Meeting and vote in person, please call 402-458-3038. Giving the Board of Directors your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your share ownership is registered directly, you may refer to voting instructions contained in this proxy statement and in the Notice. If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker, or other nominee, referred to as being held in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker must follow your voting instructions. Although most brokers and nominees offer mail, telephone, and Internet voting, availability and specific procedures will depend on their voting arrangements.

Your vote is important. For this reason, the Board of Directors is requesting that you permit your common stock to be voted by proxy at the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

VOTING

Who Can Vote

You may vote if you owned Nelnet, Inc. Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, as of the close of business on March 28, 2016 (the “record date”). At the close of business on March 28, 2016, 31,019,509 and 11,476,932 shares of the Company's Class A and Class B common stock, respectively, were outstanding and eligible to vote. The Class A common stock is listed on the New York Stock Exchange under the symbol “NNI.” The Class B common stock is not listed on any exchange or market. At the Annual Meeting, each Class A and Class B shareholder will be entitled to one and 10 vote(s), respectively, in person or by proxy, for each share of Class A and Class B common stock, respectively, owned of record as of the record date. The stock transfer books of the Company will not be closed. The Secretary of the Company will make a complete record of the shareholders entitled to vote at the Annual Meeting available for inspection by any shareholder beginning two business days after the Notice of the Annual Meeting is given and continuing through the Annual Meeting, at the Company's headquarters in Lincoln, Nebraska at any time during usual business hours. Such records will also be available for inspection at the Annual Meeting.

As a matter of policy, the Company keeps private all proxies, ballots, and voting tabulations that identify individual shareholders. Such documents are available for examination only by certain representatives associated with processing proxy voting instructions and tabulating the vote. No vote of any shareholder is disclosed, except as may be necessary to meet legal requirements.

How You Vote

You may vote your shares prior to the Annual Meeting by following the instructions provided in the Notice, this proxy statement, and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

•	If you are a registered shareholder, there are three ways to vote your shares before the meeting:

By Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 25, 2016. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
By mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. There is no charge for requesting a copy. To be valid, proxy cards must be received before the start of the Annual Meeting. If you want to receive a paper or e-mail copy of the proxy materials, please choose one of the following methods to make your request:

•	By internet: www.proxyvote.com

•	By telephone: 1-800-579-1639

•	By e-mail*: sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with your 16-Digit Control Number in the subject line.

By telephone (1-800-690-6903): Use any touch-tone phone to transmit your voting instructions until 11:59 p.m. EDT on May 25, 2016. Have your proxy card with you when you call and follow the instructions.

•
If your shares are held in street name, your broker, bank, or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or e-mail copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank, or other holder of record how to vote your shares.

You may vote your shares at the Annual Meeting. If you are a registered shareholder, you can vote at the meeting any shares that were registered in your name as the shareholder of record as of the record date. If your shares are held in street name, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street name shares at the Annual Meeting, you should request a legal proxy from your broker, bank, or other holder of record and bring it with you to the meeting along with proof of identification.

If you plan to vote your shares at the Annual Meeting, please pick up a ballot at the registration table upon your arrival. You may then submit your ballot to a meeting usher at the time designated during the meeting. Ballots will not be distributed during the meeting. Shares may not be voted after the final vote at the meeting.
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy.
What Items Require Your Vote
There are four proposals that will be presented for your consideration at the meeting:

•	Electing the nine nominees named in this proxy statement to the Board of Directors for a term of one year

•	Ratifying the appointment of KPMG LLP as the Company's independent registered public accounting firm (“independent auditor”) for 2016

•	Approving on an advisory basis the Company's executive compensation

•	Approving an amendment to the Company’s Articles of Incorporation to designate courts in Nebraska as the exclusive forum for certain legal actions that may be initiated by shareholders
Each of the proposals has been submitted on behalf of the Company's Board of Directors.

How You Can Change Your Vote
If you are a registered shareholder, you can revoke your proxy and change your vote prior to the Annual Meeting by:

•
Sending a written notice of revocation to our Corporate Secretary at 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508 (the notification must be received by the close of business on May 25, 2016)

•	Voting again by Internet prior to 11:59 p.m. EDT on May 25, 2016 (only the latest vote you submit will be counted)

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting)
If your shares are held in street name, you should contact your broker, bank, or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.
If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written ballot before the final vote at the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy.
Quorum Needed To Hold the Meeting

In order to conduct the Annual Meeting, the Company's Articles of Incorporation and Bylaws provide that shares constituting a majority of the voting power of all the shares of the Company's stock entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the Annual Meeting, your shares will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange rules allow banks, brokers, and other nominees to vote in their discretion the shares held by them for a customer on matters that the New York Stock Exchange considers to be routine, even though the bank, broker, or nominee has not received voting instructions from the customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from the customer and the bank, broker, or other nominee cannot vote the shares because the matter is not considered to be routine under New York Stock Exchange rules.

Under New York Stock Exchange rules, the election of directors, the advisory vote to approve executive compensation, and the amendment to the Articles of Incorporation to designate courts in Nebraska as the exclusive forum for certain legal actions will not be considered to be “routine” matters, and banks, brokers, and other nominees who are members of the New York Stock Exchange will not be permitted to vote shares held by them for a customer on these matters without instructions from the beneficial owner of the shares.

Counting Your Vote

If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and submit a valid proxy without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. If you hold your shares in your name and do not return a valid proxy and do not vote in person at the Annual Meeting, your shares will not be voted. If you hold your shares in the name of a bank, broker, or other nominee, and you do not give that nominee instructions on how you want your shares to be voted, the nominee has the authority to vote your shares in the nominee’s discretion on the ratification of the appointment of KPMG LLP as independent auditor. However, as discussed above, the nominee will not be permitted to vote your shares on the election of directors, the advisory vote to approve executive compensation, and the amendment to the Company's Articles of Incorporation to designate courts in Nebraska as the exclusive forum for certain legal actions that may be initiated by shareholders.

Giving the Board your proxy also means that you authorize their representatives to vote in their discretion on any other matter that may be properly presented at the Annual Meeting. As of the date of this proxy statement, the Company does not know of any other matters to be presented at the Annual Meeting.

What Vote is Needed

Our Articles of Incorporation provide that directors are elected by a majority of the votes cast by the shares entitled to vote at the Annual Meeting. Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed above), they will not be counted as votes cast in the election of directors and thus will not have the effect of votes for or against any director.

With respect to the election of directors, shareholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the Nebraska Business Corporation Act. That is, shareholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many or as few nominees as they may desire. If a shareholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. Cumulative voting is not available for internet voting.

The Nebraska Business Corporation Act and our Bylaws provide that a majority of votes cast at the meeting is required to approve Proposals 2 and 3 (ratifying the appointment of KPMG LLP and approving on an advisory basis the Company's executive compensation, respectively). Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed above), they will not be counted as votes cast with respect to Proposals 2 and 3 and thus will not have the effect of votes for or against Proposals 2 and 3.

With respect to Proposal 4 (the amendment to the Company’s Articles of Incorporation to designate courts in Nebraska as the exclusive forum for certain legal actions that may be initiated by shareholders), the Nebraska Business Corporation Act provides that a majority of votes cast at the meeting is required to approve this proposal, with the Class A common shares and the Class B common shares voting together as a single class or voting group. Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed above), they will not be counted as votes cast with respect to Proposal 4 and thus will not have the effect of votes cast for or against Proposal 4.

Voting Recommendations
The Company's Board of Directors recommends that you vote:

•	“FOR” the election of each of the nominees to the Board of Directors

•	“FOR” the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016

•	“FOR” the approval of the compensation of the Company's named executive officers, as disclosed in this proxy statement

•	“FOR” the approval of the amendment to the Company’s Articles of Incorporation to designate courts in Nebraska as the exclusive forum for certain legal actions that may be initiated by shareholders

A proxy, when properly executed and not revoked, will be voted in accordance with the authorization and instructions contained therein. Unless a shareholder specifies otherwise, all shares represented will be voted in accordance with the recommendations of the Company's Board of Directors.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a current report on Form 8-K to be filed within four business days after the Annual Meeting date.

Cost of This Proxy Solicitation

The Company will pay the cost of soliciting proxies, including the preparation, assembly, and furnishing of proxy solicitation and other required annual meeting materials. Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for furnishing proxy solicitation and other required annual meeting materials to beneficial owners of the Company's stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

Shareholders are asked to elect nine directors to serve on the Board of Directors for a one-year term or until their successors are elected or appointed.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has nominated each of the nominees named below to serve on the Board of Directors.

The Board of Directors recommends that shareholders vote FOR the election of each nominee (named below) to the Board of Directors.

In the event that any nominee becomes unavailable for election for any reason, the shares represented by proxy will be voted for any substitute nominees designated by the Board, unless the proxy does not indicate that the shares are to be voted for all nominees. The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected, and each nominee has consented to and expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

Following are the names of the nine nominees to serve as director, together with: their ages, the year during which they were first elected a director of the Company, their principal occupation(s) and any other directorships with publicly-held companies (if applicable) during the past five years, and each nominee's qualifications to serve as a director.

Michael S. Dunlap, 52 Director since January 1996	Executive Chairman, Nelnet, Inc.
	•	Executive Chairman, Nelnet, Inc., January 2014 - present; Chairman, March 2000 - December 2013; Chief Executive Officer, May 2007 - December 2013 and December 2001 - August 2003
•
Chairman, Farmers & Merchants Investment Inc. (“F&M”), the parent of Union Bank and Trust Company (“Union Bank”), January 2013 - present; Co-President and Director, January 2007 - January 2013 (F&M is an affiliate of the Company)

Mr. Dunlap's qualifications include more than 25 years of experience in the areas of banking and financial services, leadership, strategic operations, and management, including as one of our co-founders and our Chairman since the Company's inception, as well as his experience as a member of the boards of directors of numerous other organizations. Mr. Dunlap's knowledge of every part of our business and his intense focus on innovation and excellence are keys to our Board's success.

Stephen F. Butterfield, 63 Director since January 1996	Vice-Chairman, Nelnet, Inc.
	•	Vice-Chairman, Nelnet, Inc., March 2000 - present; Co-Chief Executive Officer, August 2003 - May 2007

Mr. Butterfield's qualifications include more than 35 years of experience in the areas of student loans, capital markets, and municipal finance, including as one of our co-founders and a member of our Board since the Company's inception, as well as his knowledge and understanding of leadership and organizational dynamics.

James P. Abel, 65 Director since August 2003	Chief Executive Officer, NEBCO, Inc.
•
Chief Executive Officer, NEBCO, Inc., a company with interests in the manufacture of concrete building materials, road construction, insurance, mining, railroading, farming, and real estate, 2004 - present

•
Chairman of the Board of Directors, Ameritas Mutual Holding Company; Director, Ameritas Holding Company and Ameritas Life Insurance Corp. Ameritas Mutual Holding Company is the parent company and owns Ameritas Holding Company, which owns 100 percent of the stock of Ameritas Life Insurance Corp. These entities offer a wide range of insurance and financial products and services to individuals, families, and businesses.

Mr. Abel's qualifications include his experience on boards of directors of other private companies and his demonstrated executive leadership abilities and management experience as Chief Executive Officer of a complex diversified organization, as well as his knowledge of operations and experience with mergers and acquisitions, all of which give him critical insights into the operational requirements of the Company.

William R. Cintani, 63 Director since May 2012	Chairman and Chief Executive Officer, Mapes Industries
	•	Chairman and Chief Executive Officer, Mapes Industries, a diversified manufacturer of specialty architectural products with distribution across the United States and Canada, 1993 - present

Mr. Cintani's qualifications include more than 35 years of managing a diverse, nationwide manufacturing business with distribution in all 50 states and Canada. Mr. Cintani's service on numerous civic, philanthropic, and service boards has provided him with a wide array of experience in both corporate governance and operations. His practical knowledge and board experience provide the Company with a resource for all aspects of finance, operations, IT, and strategic planning. In addition, Mr. Cintani served 10 years as a member of the board of directors for certain of the Company's asset-backed securities special purpose corporations.

Kathleen A. Farrell, 52 Director since October 2007	Professor of Finance and Chair, Finance Department, University of Nebraska-Lincoln
	•	Professor of Finance, University of Nebraska-Lincoln, August 2009 - present
	•	Chair, Finance Department, August 2014 - present
	•	Senior Associate Dean of Academic Programs, August 2011 - July 2014
	•	Associate Dean of Academic Programs, August 2010 - August 2011

Dr. Farrell's qualifications include her expertise in corporate finance, executive turnover, and executive compensation, and her prior experience as an auditor at a public accounting firm. Dr. Farrell has achieved designation as a Certified Public Accountant (inactive), has over 20 years of experience teaching university courses in the areas of banking and finance, and has conducted extensive research on these topics. Dr. Farrell has also published articles on these topics in numerous scholarly journals.

David S. Graff, 33 Director since May 2014	Chief Executive Officer, Agile Sports Technologies, Inc. (doing business as Hudl)
•
Chief Executive Officer, Hudl, May 2006 - present. Hudl provides online video analysis and coaching tools software for professional, college, high school, club, and youth teams and athletes, and as of 2016, Hudl software was used by more than 130,000 teams around the world, serving more than 30 different sports, including the National Hockey League, National Football League, National Basketball Association, and English Premier League.

Mr. Graff's qualifications include his experience and expertise in computer science, marketing, and sales. In addition, as co-founder of Hudl, Mr. Graff provides the Board of Directors and the Company significant expertise in business development and innovation. Mr. Graff serves on the Advisory Board for the Jeffrey S. Raikes School of Computer Science and Management at the University of Nebraska, and in 2010 was featured on Inc. Magazine's 30 Under 30 list along with the other Hudl co-founders. In addition, Mr. Graff served as a member of the board of directors for certain of the Company's asset-backed securities special purpose corporations.

Thomas E. Henning, 63 Director since August 2003	President and Chief Executive Officer, Assurity Group, Inc. and its subsidiary, Assurity Life Insurance Company
•
President and Chief Executive Officer, Assurity Group, Inc. and its subsidiary, Assurity Life Insurance Company, which offers a variety of disability income and critical illness protection, life insurance, and annuity products, 1990 - present

•
Director, Federal Home Loan Bank Topeka, March 2007 - October 2015. The Federal Home Loan Bank Topeka is part of the 12 member Federal Home Loan Bank system. The bank serves the states of Oklahoma, Kansas, Nebraska, and Colorado and provides liquidity to member institutions to assist in financing real estate.

	•	Director, Great Western Bancorp, Inc. ("GWB") and Great Western Bank, August 2015 - present. GWB is a publicly traded full service regional bank holding company.

Mr. Henning's qualifications include over 20 years of experience as President and Chief Executive Officer of a large insurance company, his prior experience as President of a regional bank, his financial expertise, including being a Chartered Financial Analyst, his experience in risk assessment and management, and his vast knowledge and experience in leadership and management. Mr. Henning also completed a comprehensive program of study by the National Association of Corporate Directors ("NACD") and has been named an NACD Fellow.

Kimberly K. Rath, 55 Director since October 2007	Chairperson, Talent Plus, Inc.
	•	Chairperson, Talent Plus, Inc., a global human resources consulting firm, August 2013 - present; Managing Director and President, July 1989 - August 2013

Ms. Rath's qualifications include over 30 years of experience in the field of human resources, with expertise in executive development, employee engagement, and human capital management. Ms. Rath also has nearly 25 years of experience leading an international executive management consulting and training organization, working with major global companies. Ms. Rath serves as an executive strategic advisor to many leaders across the globe in both private and public sectors.

Michael D. Reardon, 63 Director since December 2003	Chairman, Provision Networks, LLC
	•	Chairman, Provision Networks, LLC, a telecommunications company, August 2015 - present; Chief Executive Officer, January 2004 - August 2015
	•	Chairman, Geos Communications, Inc., a publicly traded mobile communications company, March 2010 - August 2013
	•	Director, HyperFlo, LLC, a manufacturer of precision cleaning equipment, January 2010 - February 2013

Mr. Reardon's qualifications include over 35 years of experience starting and building companies from the ground up, providing strategy, leadership, business development, and management expertise, and dealing with financial and operational issues in challenging environments. Through his roles as an executive officer and Chairman of such companies, and his experience on the board of directors and board committees of other public companies, Mr. Reardon provides valuable and unique insights.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics for Directors, Officers, and Employees

The Company has a written code of business conduct and ethics that applies to all of the Company's directors, officers, and employees, including the Company's Executive Chairman, Chief Executive Officer, President, Chief Operating Officer, and Chief Financial Officer (who is also the Company's principal accounting officer), and is designed to promote ethical and legal conduct. Among other items, the code addresses the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code. This code is available on the Company's Web site at www.nelnetinvestors.com under “Corporate Governance” and is available in print to any shareholder who requests it. Any future amendments to or waivers of the code, to the extent applicable to any executive officer or director, will be posted at this location on the Company's website.

Board Composition and Director Independence

The Board of Directors is composed of a majority of independent directors as defined by the rules of the New York Stock Exchange. A director does not qualify as an independent director unless the Board has determined, pursuant to applicable legal and regulatory requirements, that such director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company).  The Nominating and Corporate Governance Committee reviews compliance with the definition of “independent” director annually. Mr. Dunlap beneficially owns 77.3% of the combined voting power of the Company's shareholders. Because of his beneficial ownership, Mr. Dunlap can effectively elect each member of the Board of Directors and has the power to defeat or remove each member of the Board of Directors.

The Board has evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors, director nominees, and entities with respect to which they are an executive officer, partner, member, and/or significant shareholder. See "Certain Relationships and Related Transactions." As part of this evaluation, the Board noted that none of the current directors received any consulting, advisory, or other compensatory fees from the Company (other than for services as a director) or is a partner, member, or principal of an entity that provided accounting, consulting, legal, investment banking, financial, or other advisory services to the Company (other than approximately $20,600 paid for health, dental, and vision benefits for Mr. Butterfield and approximately $7,250 paid for leadership talent profiles to Talent Plus, of which Ms. Rath is Chairperson and with her spouse is a principal owner). Based on this independence review and evaluation, and on other facts and circumstances the Board deemed relevant, the Board, in its business judgment, has determined that all of the Company's current directors are independent, with the exception of Mr. Dunlap, who is currently an employee of the Company.

Through December 2015, Mr. Graff was not an independent director due to certain relationships between the Company, Mr. Graff, and Agile Sports Technologies, Inc. (doing business as "Hudl"), of which Mr. Graff is Chief Executive Officer. Mr. Dunlap has served as a member of the Hudl Board of Directors since March 2011, and served on the Hudl Compensation Committee for one meeting in December 2012, at which Mr. Graff's compensation was approved. Mr. Dunlap resigned from that committee following that meeting, but as a result, NYSE rules precluded Mr. Graff from being considered as an independent director until December 2015.

The Company's Nominating and Corporate Governance Committee is responsible for reviewing and approving all new transactions, and any material amendments or modifications to existing transactions, between the Company and Union Bank or any other related party, and taking such actions as the Committee deems necessary and appropriate in relation to such transactions, including reporting to the Board of Directors with respect to such transactions as the Committee deems necessary and appropriate. See “Certain Relationships and Related Transactions.”

Governance Guidelines of the Board
The Board's governance is guided by the Company's Corporate Governance Guidelines. The Board's current guidelines are available on the Company's Web site at www.nelnetinvestors.com under “Corporate Governance” and are available in print to any shareholder who requests them. Among other matters, the guidelines provide for the following:

•	A majority of the members of the Board must be independent directors.

•	The Board undertakes an annual self-review.

•
The Board and each Board Committee has the authority to engage independent or outside counsel, accountants, or other advisors, as it determines to be necessary or appropriate. All related fees and costs of such advisors are paid by the Company.

•	Board members have open communication access to all members of management and counsel.

•
Non-Employee Directors meet in executive session, without the presence of management. Mr. Henning currently presides at these executive sessions. Anyone who has a concern about the Company may communicate that concern directly to these Non-Employee Directors. Such communication may be mailed to the Corporate Secretary at Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508 or anonymously submitted via the Company's Web site at www.nelnet.com under “Anonymous Reporting.” All such communications will be forwarded to the appropriate Non-Employee Directors for their review. The Non-Employee Directors may take any action deemed appropriate or necessary, including the retention of independent or outside counsel, accountants, or other advisors, with respect to any such communication addressed to them. No adverse action will be taken against any individual making any such communication in good faith to the Non-Employee Directors.

Board Diversity

In considering whether to recommend any candidate for election to the Board, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Nelnet's Corporate Governance Guidelines. These criteria include the candidate's independence, wisdom, integrity, understanding and acceptance of the Company's corporate philosophy, business or professional knowledge and experience, record of accomplishment, and willingness to commit time and energy to the Company. Our Corporate Governance Guidelines also specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Board is committed to a strong and diverse membership and a thorough process to identify those individuals who can best contribute to the Company's continued success. As part of this process, the Nominating and Corporate Governance Committee will continue to take all reasonable steps to identify and consider for Board membership all candidates who satisfy the business needs of the Company at the time of appointment.

The Committee seeks nominees with a broad diversity of experience, professional skills, and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

The Board's Role in Risk Oversight
Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company in fostering a culture of risk-aware and risk-adjusted decision-making that allows the Company to avoid adverse financial and operational impacts. The involvement of the full Board of Directors in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Risk and Finance Committee assists the Board of Directors in fulfilling its responsibilities with respect to oversight of the Company's enterprise-wide risk management framework and oversight of the Company's strategies relating to capital management. The Audit Committee focuses on the integrity of the Company's financial statements, system of internal controls, and policies for risk assessment and risk management. The Company's Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory, compliance, related-party transactions, and public policy issues that affect the Company, and works closely with the Company's legal and policy services groups.  The Compliance Committee assists the Board of Directors in fulfilling its responsibility to oversee the Company's Compliance Management Program, which is designed to ensure compliance with consumer protection laws, regulations, and corporate policies. In addition, the Audit Committee and the Risk and Finance Committee oversee various aspects of the Company’s initiatives, procedures, controls, plans, and other measures related to cybersecurity risks, including measures designed to prevent, detect, and respond to cybersecurity threats, with the Board of Directors receiving frequent updates with respect to such measures and related cybersecurity risk management activities. Finally, in setting compensation philosophy and strategy, the Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking behavior consistent with the Company's business strategy.

Board Leadership Structure

Mr. Dunlap serves as Executive Chairman of the Board and Jeffrey R. Noordhoek serves as Chief Executive Officer. While the Board of Directors and management do not believe either a combined Chairman and CEO or separate roles necessarily guarantee better governance or the absence of risk, they believe this leadership structure is appropriate for our business at this time. The Board believes that its current leadership structure best serves the objectives of the Board's oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders, and the Company's overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles will allow the CEO to focus his time and energy on operating and managing the Company, while leveraging the experience and perspectives of the Executive Chairman. It also allows the Executive Chairman to focus on leadership of the Board in addition to providing management direction on company-wide issues. The Board periodically reviews the leadership structure and may make changes in the future.

In addition, Mr. Henning is currently serving as the independent Lead Director of the Board. The Board believes having a lead independent director is an important governance practice, given that the Executive Chairman is not an independent director under our Corporate Governance Guidelines and applicable rules. Mr. Dunlap, as Executive Chairman, provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with Mr. Henning as the independent Lead Director, Mr. Dunlap sets the Board agendas with Board and management input, facilitates communication among directors, works with Mr. Henning to provide appropriate information flow to the Board, and presides at meetings of the Board of Directors and shareholders. Mr. Henning works with Mr. Dunlap and other Board members to provide strong, independent oversight of the Company's management and affairs. Among other things, Mr. Henning is involved in the development of Board meeting agendas as well as the quality, quantity, and timeliness of information sent to the Board, serves as the principal liaison between Mr. Dunlap and the independent directors, and chairs an executive session of the Non-Employee Directors at most regularly scheduled Board meetings. This structure allows the Company to optimize the roles of Chairman, CEO, and independent Lead Director and provide sound governance practices.

Board Committees

The Board uses committees to assist it in the performance of its duties. During 2015, the standing committees of the Board were the Audit Committee, Compensation Committee, Compliance Committee, Nominating and Corporate Governance Committee, Risk and Finance Committee, and Executive Committee. During 2015, each of the Audit, Compensation, and Nominating and Corporate Governance committees were composed entirely of independent directors, and each committee other than the Executive Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committees' functions and responsibilities. Each committee charter is posted on the Company's Web site at www.nelnetinvestors.com under “Corporate Governance” - “Committees” and is available in print to any shareholder who requests it. The purposes of each committee and their current members are set forth below.

Audit Committee

The Audit Committee is composed of Ms. Farrell and Messrs. Cintani and Henning. The Committee held seven meetings in 2015. Each member of the Audit Committee is (1) “independent” in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the SEC and (2) sufficiently financially literate to enable him or her to discharge the responsibilities of an Audit Committee member. The Board has determined that all of the members of the Audit Committee have accounting and related financial management expertise which qualifies each of them as an “audit committee financial expert,” as defined in the applicable rules and regulations of the SEC.

The Audit Committee provides assistance to the Board of Directors in its oversight of the integrity of the Company's financial statements, the Company's system of internal controls, the Company's policy standards and guidelines for risk assessment and risk management, the qualifications and independence of the Company's independent auditor, the performance of the Company's internal and independent auditors, and the Company's compliance with other regulatory and legal requirements. The Audit Committee discusses with management and the independent auditor the Company's annual audited financial statements, including the Company's disclosures made under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its filings with the SEC, and recommends to the Board of Directors whether such audited financial statements should be included in the Company's annual report on Form 10-K. The Audit Committee also selects the independent auditors for the next year and presents such selection to the shareholders for ratification.

Compensation Committee

The Compensation Committee is composed of Ms. Rath and Messrs. Abel and Reardon. The Committee held five meetings in 2015. The members of the Compensation Committee are (1) “independent” in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the SEC, (2) “Non-Employee Directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (3) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee oversees the Company's compensation and benefit policies. The Company's compensation policies are designed with the goal of maximizing shareholder value over the long term. The Compensation Committee believes that this goal is best realized by utilizing a compensation program which serves to attract and retain superior executive talent by providing management with performance-based incentives and closely aligning the financial interests of management with those of the Company's shareholders. The level of compensation is based on numerous factors, including achievement of results and financial objectives established by the Compensation Committee and the Board of Directors. See “Executive Compensation.”

Compliance Committee

The Compliance Committee is composed of Ms. Farrell and Messrs. Abel and Graff. The Committee held four meetings in 2015. The Compliance Committee holds principal oversight responsibility with respect to the Company's Compliance Management Program, including approval of applicable corporate policies, ensuring adequate resources are available for training and communications, ensuring the Program is designed to adequately address consumer complaints and other compliance issues and receiving periodic reporting from management regarding compliance activities.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Ms. Rath and Messrs. Abel, Butterfield, and Reardon. The Committee held four meetings in 2015. The members of the Nominating and Corporate Governance Committee are “independent” as determined in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the SEC. The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified nominees to serve on the Company's Board of Directors, identifying members of the Board to serve on each Board committee, overseeing the evaluation by the Board of itself and its committees, identifying individuals to serve as officers of the Company and recommending such individuals to the Board, as well as developing and overseeing the Company's internal corporate governance processes. The Nominating and Corporate Governance Committee reviews related party transactions in accordance with the written policies and procedures adopted by the Board of Directors for the Committee's review of related party transactions, and takes such actions as the Committee deems necessary and appropriate in relation to such transactions, including reporting to the Board of Directors with respect to such transactions as the Committee deems necessary and appropriate.

The Company's Corporate Governance Guidelines establish criteria for specific qualities and skills to be considered by the Nominating and Corporate Governance Committee as necessary for the Company's directors to possess. These criteria include, among other items, independence, diversity, integrity, understanding the Company's corporate philosophy, valid business or professional knowledge, proven record of accomplishment with excellent organizations, ability to challenge and stimulate management, and willingness to commit time and energy. The Nominating and Corporate Governance Committee has been given the responsibility to take all reasonable steps to identify and evaluate nominees for director and has adopted a policy requiring it to consider written proposals for director nominees received from shareholders of the Company. No such proposals were received during 2015 from a beneficial owner of more than 5% of Nelnet's stock (other than current management). There is no difference in the manner in which the Committee evaluates director nominees based on whether the nominee is recommended by a shareholder. All of the nominees identified in this proxy statement have been recommended by the Committee.

When seeking candidates for director, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management, shareholders, and others. The Committee has authority under its charter to retain a search firm for this purpose. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the full Board of Directors.

The Company's Bylaws include provisions setting forth the specific conditions under which persons may be nominated by shareholders for election as directors at an annual meeting of shareholders. The provisions include the condition that nominee proposals from shareholders must be in writing and that shareholders comply with the time-frame requirements described under “Other Shareholder Matters - Shareholder Proposals for 2017 Annual Meeting” for shareholder proposals not included in the Company's Proxy Statement. A copy of such provisions is available upon written request to: Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Company's Bylaws are also posted on the Company's Web site at www.nelnetinvestors.com under “Corporate Governance” - “Corporate Documents.”

Risk and Finance Committee

The Risk and Finance Committee is composed of Ms. Farrell and Messrs. Butterfield, Cintani, Graff, and Henning. The Committee held three meetings in 2015. The Risk and Finance Committee holds principal oversight responsibility with respect to the Company's enterprise-wide risk management framework, including the significant strategies, policies, procedures, and systems used to identify, assess, measure, and manage the major risks facing the Company and oversight of the Company's material financial matters, including capital management, funding strategy, investments, and acquisitions that are material to the Company's business.

Executive Committee

The Executive Committee is composed of Ms. Farrell and Messrs. Dunlap and Henning. The Executive Committee held no formal meetings in 2015. The Executive Committee exercises all of the powers of the full Board in the management of the business and affairs of the Company during the intervals between meetings of the full Board, subject only to limitations as the Board may impose from time to time, or as limited by applicable law.

Meetings of the Board

The Board of Directors held six meetings in 2015. All directors attended at least 75% of the meetings of the Board and committees on which they serve.

Attendance at Annual Meetings of Shareholders

The Company does not have a policy regarding director attendance at the annual meetings of shareholders.  All directors attended the prior year's annual meeting of shareholders.

Director Compensation Table for Fiscal Year 2015

The following table sets forth summary information regarding compensation of Non-Employee Directors for the fiscal year ended December 31, 2015. Non-Employee Directors are compensated based on Board meeting and committee meeting attendance. For fiscal year 2015, the Company also paid an annual retainer of $75,000 to Non-Employee Directors. An additional annual retainer of $10,000 is paid to Non-Employee Directors who serve as members of the Audit Committee, Compensation Committee, Compliance Committee, Nominating and Corporate Governance Committee, Risk and Finance Committee, or Executive Committee, as applicable. For fiscal year 2015, the Chair of the Audit Committee was paid an additional $12,500 annual retainer fee. Mr. Dunlap, who is an employee of the Company, does not receive any consideration for participation in Board or committee meetings.

	2015 Compensation
Director name	Fees earned or paid in cash ($) (a)	Stock awards ($) (b)	All other compensation ($)		Total ($)
James P. Abel	19,000	123,539	—		142,539
Stephen F. Butterfield	108,000	—	45,617	(c) (d)	153,617
William R. Cintani	16,000	111,784	17,000	(d)	144,784
Kathleen A. Farrell	20,000	135,338	—		155,338
David S. Graff	13,000	111,784	—		124,784
Thomas E. Henning	16,000	138,266	25,000	(d)	179,266
Kimberly K. Rath	15,000	111,784	25,000	(d)	151,784
Michael D. Reardon	110,000	—	—		110,000

(a)
Amount represents cash paid to Non-Employee Directors for attendance at Board and committee meetings. Non-Employee Directors earn $1,000 for each Board and committee meeting attended. Amount also includes Messrs. Butterfield's and Reardon's annual retainer fees ($95,000), which each elected to receive in cash.

(b)
Prior to the Company's December 2003 initial public offering of its Class A common stock, the Board of Directors adopted, and the shareholders approved, a share-based compensation plan for Non-Employee Directors pursuant to which Non-Employee Directors can elect to receive their annual retainer fees in the form of cash or in shares of the Company's Class A common stock. If a Non-Employee Director elects to receive Class A common stock, the number of shares of Class A common stock that will be granted will be equal to the amount of the annual retainer fee otherwise payable in cash divided by 85 percent of the fair market value of a share of Class A common stock on the date the fee is payable. Non-Employee Directors who choose to receive Class A common stock may also elect to defer receipt of the Class A common stock until termination of their service on the Board of Directors. Any dividends paid in respect of deferred shares during the deferral period will also be deferred in the form of additional shares and paid out at termination of service on the Board of Directors. This plan may be amended or terminated by the Board of Directors at any time, but no amendment or termination will adversely affect a Non-Employee Director's rights with respect to previously deferred shares without the consent of the Non-Employee Director.

Each of the Non-Employee Directors, with the exception of Messrs. Butterfield and Reardon, elected to receive their annual retainer fees for 2015 in the form of the Company's Class A common stock or deferred shares in accordance with the provisions of this plan. As such, the amounts under “stock awards” in the table above represent the grant date fair value of the stock on the date of issuance, June 12, 2015, of $43.06 per share. The Company uses the closing market price of the Company's Class A common stock on the date the annual retainer fees are payable to calculate the number of shares to be issued under this plan. Additional information about the Company’s accounting for stock-based compensation under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) can be found in Note 2 - “Summary of Significant Accounting Policies and Practices - Compensation Expense for Stock Based Awards” and Note 18 - “Stock Based Compensation Plans - Non-employee Directors Compensation Plan” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(c)
As a non-employee strategic advisor to the Company, Mr. Butterfield received health, dental, and vision benefits. During 2015, Mr. Butterfield received $6,000 from the Company to cover the cost of his premiums related to these benefits. The dollar value of insurance premiums paid by the Company related to these benefits was $14,617.

(d)
The Company offers a matching gift program in which all employees with at least six months of service and all members of the Board of Directors are eligible to participate. Under this program, for every dollar ($100 minimum) that an employee or Board member contributes to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all employees and Board members. The total dollar amount payable under the program is $25,000 per director or employee per calendar year. The following table shows amounts contributed by the Company to charitable organizations on behalf of Non-Employee Directors during 2015:

Director name	Matching contribution
Stephen F. Butterfield	$25,000
William R. Cintani	17,000
Thomas E. Henning	25,000
Kimberly K. Rath	25,000

Share Ownership Guidelines for Board Members

The Compensation Committee of the Board of Directors believes that Board members should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of Board members with the Company's shareholders, the Committee has recommended and the Board has adopted Share Ownership Guidelines for Board members. Under these guidelines, each Non-Employee Director is encouraged to own shares of the Company's Class A common stock with a value of 50% of the amount obtained by multiplying the annual retainer fee by the number of years the Director has served on the Board. As of February 29, 2016, all Non-Employee Directors owned an amount of shares equal to or in excess of that suggested by the guidelines.

EXECUTIVE OFFICERS

Under the Company's Bylaws, each executive officer holds office for a term of one year or until their successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its annual meeting immediately following the annual meeting of shareholders.

The following sets forth the executive officers of the Company, including their names, their ages, their positions with the Company, and if different, their business experience during the last five years.

See "Proposal 1 - Election of Directors - Nominees" for biographical information regarding Mr. Dunlap.

Name and Age Position and Business Experience

Terry J. Heimes, 51	•	Chief Operating Officer, Nelnet, Inc., January 2014 - present
	•	Chief Financial Officer, Nelnet, Inc., March 2001 - December 2013

James D. Kruger, 53	•	Chief Financial Officer, Nelnet, Inc., January 2014 - present
	•	Controller, Nelnet, Inc., October 1998 - December 2013

William J. Munn, 48	•	Corporate Secretary, Chief Governance Officer, and General Counsel, Nelnet, Inc., September 2006 - present

Jeffrey R. Noordhoek, 50	•	Chief Executive Officer, Nelnet, Inc., January 2014 - present
	•	President, Nelnet, Inc., January 2006 - December 2013

Timothy A. Tewes, 57	•	President, Nelnet, Inc., January 2014 - present
	•	President and Chief Executive Officer, Nelnet Business Solutions, Inc., a subsidiary of Nelnet, Inc., May 2007 - December 2013

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide a detailed description of our executive compensation philosophy and program for our named executive officers (the “Named Executive Officers”) for fiscal 2015:

Name	Title
Michael S. Dunlap	Executive Chairman
Jeffrey R. Noordhoek	Chief Executive Officer
Terry J. Heimes	Chief Operating Officer
James D. Kruger	Chief Financial Officer
Timothy A. Tewes	President

Executive Summary

This Compensation Discussion and Analysis describes the key principles and measures that underlie the Company's executive compensation policies for the Named Executive Officers. The Company's stated compensation philosophy is clear and consistent, that it pays for performance. Its Named Executive Officers are accountable for the Company's performance and the business segment or segments they manage, and are compensated based on that performance.

For 2015, the Company had strong financial performance, with net income, excluding derivative market value and foreign currency adjustments, of $250.2 million, or $5.50 per share. The Company has delivered strong financial results supported by achievement of its key objectives of growing its core businesses, driving diversification around its core, and improving customer experiences. The Company believes that its executive compensation program contributes to a high-performance culture where executives deliver results that drive sustained growth.

The following discussion summarizes the Company's executive compensation program, compensation philosophy, objectives, and process considered in determining compensation for its Named Executive Officers.

Compensation Committee Governance and Processes

The Company's Board of Directors has designated the Compensation Committee to assist the Board in discharging its responsibilities relating to:

•	determining and administering the compensation of the Named Executive Officers and other executive officers of the Company

•	administering certain compensation plans, including stock, incentive, and commission compensation plans

•	assessing the effectiveness of succession planning relative to key executive officers of the Company

•	reviewing, approving, and overseeing certain other benefit plans

The Compensation Committee consists solely of independent members of the Board of Directors, and operates under a written charter adopted by the Board. Compensation Committee policy requires that all of the Company's compensation plans and practices shall comply with applicable laws, rules, and regulations.

As discussed below, the Compensation Committee works with members of management to develop executive compensation objectives and programs. To ensure independence and candid discussions, the Compensation Committee meets in executive sessions without any executive officers or other members of management being present, to review and approve the Company's compensation framework and specific executive compensation determinations. The Compensation Committee also coordinates with the Board of Directors to monitor the performance of the Named Executive Officers throughout the year to ensure that the compensation being provided meets the performance incentive objectives of the Company's compensation framework.

Role of Management in Recommending Executive Compensation

The Executive Director of People Services, the Chief Executive Officer, and the Chief Operating Officer, referred to herein as the internal committee, are directed by the Compensation Committee to develop, recommend, and administer in a consistent manner, compensation objectives and programs for the Compensation Committee and the Board of Directors to consider and approve. As part of this process, each year the internal committee, with the assistance of other members of management, reviews and updates as necessary the Company's compensation philosophy and strategy statement, and develops a proposed executive compensation framework. The internal committee is also tasked with ensuring that the objectives of the programs are aligned with the Company's long-term strategy. The Executive Chairman makes compensation recommendations for himself and the other Named Executive Officers for the Compensation Committee's review and approval.

Objectives of Executive Compensation

The general compensation philosophy of the Company, as an organization that values the long-term success of its shareholders, customers, and employees (referred to by the Company as associates), is that the Company will pay competitive and equitable compensation that is designed to encourage focus on the long-term performance objectives of the Company and is differentiated based on both the individual’s performance and performance of their respective business segment. In carrying out this philosophy, the Company structures its overall compensation framework with the general objectives of encouraging ownership, savings, wellness, productivity, and innovation. In addition, total compensation is intended to be market competitive compared to select industry surveys, internally consistent, and aligned with the philosophy of a performance-based organization. The Company believes this approach will enable it to attract, retain, develop, and motivate the talent required for the Company's long-term success, encourage the creation of shareholder value, and recognize high levels of associate performance.

To build a strong work environment and culture, the Company structures its total compensation to be comprised of:

Element	Purpose	Characteristics
Base salary	Competitive cash compensation to retain and attract executive talent.	Fixed cash compensation based upon the scope and complexity of the role, individual experience, performance, and market competitiveness. Reviewed annually and adjusted as warranted.
Annual performance-based incentive bonuses	Drive the achievement of key short-term business results and recognize individual contributions to these results.
Primary mode to differentiate compensation based on performance. Annual incentives based on a combination of financial metrics and individual goals. Potential cash-equity mix through performance-based incentive program stock election framework.

Restricted stock awards	Promote long-term focus on shareholder value, serve as an important retention tool, and encourage significant equity stake in the Company.	Equity-based compensation subject to vesting periods, or other restrictions on sale, generally for three to ten years.
Health, retirement, and other benefits	Designed to provide competitive health insurance options and income replacement upon retirement, death, or disability.	Benefits for Named Executive Officers are the same as those available to all associates.

The annual and long-term performance measures used by the Compensation Committee in reviewing and determining executive compensation are reflected in the Executive Officers' Incentive Compensation Plan described below.

Summary of Executive Compensation Policies and Practices

What we do	What we don't do
Pay for performance	No employment contracts
Periodically utilize external, independent compensation consulting firm(s)	No significant additional perks to executive officers
Mitigate undue risk in compensation programs	No individual change in control/severance compensation arrangements
Provide guidelines for stock ownership	No stock options
Maintain minimum vesting periods for stock awards
Consider market data across industries to obtain a general sense of current compensation practices and decisions
Prohibit hedging and short sales of stock
Provide for clawback of incentive-based compensation

Compensation Policies and Practices - Risk Management

The Compensation Committee and the internal committee review incentive compensation arrangements to ensure that the arrangements do not encourage associates to take unnecessary and excessive risks. This risk assessment process includes a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to the Company's strategy. A balance between Company and business segment performance is required to protect against unnecessary risks being taken. Based on their review and evaluation of the Company's compensation policies and practices for its associates, the Compensation Committee, the internal committee, and the Company’s Enterprise Risk Management team believe that the Company’s policies and practices do not create inappropriate or unintended significant risks that are reasonably likely to have a material adverse effect on the Company.

Prohibition on Hedging

The Company has a policy prohibiting members of the Board of Directors and senior management from short sales of the Company’s common stock or buying or selling call or put options or other derivatives related to the Company’s common stock. The policy also prohibits these persons from entering into other transactions that have the effect of hedging the economic value of any of their direct or indirect interest in the Company’s common stock.

Clawback Policy

The Company has a Clawback Policy, which gives the Board of Directors or any appropriate committee of the Board (such as the Compensation Committee), the discretion to recover incentive awards paid to any current or former executive officers of the Company if the financial results used to determine the amount of the incentive awards are materially restated and/or such person engaged in fraud or intentional misconduct.

The policy was adopted in advance of final rules or regulations to be issued by the SEC and/or the New York Stock Exchange to implement the incentive-based compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Board has reserved the right to revise or restate the policy to any extent necessary to comply with such final rules or regulations, and application may be made on a retroactive basis, if necessary, to comply with such final rules or regulations.

Say on Pay

The Company has determined, consistent with the preference expressed by the Company’s shareholders at the 2011 annual meeting of shareholders and the related prior recommendation by the Board of Directors, that it is important for the shareholders to have an opportunity to cast an advisory vote on executive compensation on an annual basis as a means to express their views regarding the Company's executive compensation philosophy, plans, programs, policies, and decisions, all as disclosed in the Company's proxy statement. Accordingly, shareholders will have the opportunity to cast an advisory vote on executive compensation at this year's annual meeting. See Proposal 3 in this proxy statement with respect to a shareholder advisory vote on the compensation of the Company's Named Executive Officers as disclosed in this proxy statement. Although the shareholder vote on this proposal is non-binding, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Consideration of Prior Say on Pay Votes

In making executive compensation determinations, the Compensation Committee has also considered the results of last year's advisory shareholder vote approving the compensation of the Company's Named Executive Officers as disclosed in the proxy statement for the 2015 annual meeting of shareholders. At the 2015 annual meeting, the Company's shareholders overwhelmingly approved such executive compensation by 99.9 percent of the votes cast. These voting results strongly communicated the shareholders' endorsement of the Compensation Committee's decisions and policies to date. The Board of Directors and Compensation Committee reviewed these final vote results and determined that, given the significant level of support from the shareholders, no significant changes to the Company's executive compensation plans, practices, and policies were necessary at this time based on the say on pay vote results. The Compensation Committee will continue to consider the results from this year's and future advisory shareholder votes regarding the Company's executive compensation programs.

Use of Compensation Consultant

To assist in establishing and maintaining a competitive overall compensation program, the Compensation Committee periodically engages a nationally recognized compensation consulting firm to review the compensation levels and practices for the most highly compensated executive officers of the Company, and compare those to the compensation levels and practices for executives holding comparable positions within select industries and companies. Through comparisons of the base salaries, the annual performance-based incentives, other benefit programs, and total compensation for the Company's Executive Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, and other executives, the consultant's analysis is used to develop a complete executive compensation package that is designed to be competitive in the marketplace. The study is also used by the Compensation Committee to identify potential gaps or inconsistencies in total compensation and to identify appropriate compensation levels and compensation design features and trends. The study is conducted as part of the Compensation Committee's oversight of the Company's continuing efforts to attract, retain, and motivate top executive talent that will drive the Company's performance results.

In 2013, the Compensation Committee engaged Towers Watson as its independent compensation consultant to review executive compensation at the Company. Neither Towers Watson nor any other independent compensation consultant provided any services for the Company in 2015. The Compensation Committee currently plans to engage Towers Watson to conduct an independent compensation review of the Company's total executive compensation structure in 2016. In connection with the 2013 engagement of Towers Watson, the Compensation Committee determined that Towers Watson does not perform any other services for the Company or have any relationship that would raise a conflict of interest or impair the independence of Towers Watson with respect to its 2013 services or its expected future services for the Compensation Committee. In making this determination, the Compensation Committee discussed and considered the following factors: (i) the fact that Towers Watson does not perform any other services for the Company; (ii) the amount of fees received by Towers Watson from the Company as a percentage of the total revenue of

Towers Watson; (iii) the policies and procedures of Towers Watson that are designed to prevent conflicts of interest; (iv) any business or personal relationship between any individual Towers Watson consultant involved in the engagement by the Compensation Committee and a member of the Compensation Committee; (v) any stock of the Company owned by an individual Towers Watson consultant involved in the engagement; and (vi) any business or personal relationship between Towers Watson or any individual Towers Watson consultant involved in the engagement and any executive officer of the Company.

When developing the proposed compensation framework for the Compensation Committee to consider each year, the internal committee also reviews broad-based third party surveys of executive compensation to obtain a general sense of current compensation levels and practices in the marketplace. These reviews are based on information from various publicly available databases and publications. The purpose of these reviews is to ensure compensation is aligned with the market for comparable jobs so the Company can continue to attract, retain, motivate, and reward qualified executives. In addition, the internal committee considers the average salary adjustments anticipated in the marketplace each year, and develops proposed target increases for the Company's Named Executive Officers accordingly. In this way, the Company seeks to ensure that any changes to compensation are appropriate and reflect material changes in the market.

Elements of Executive Compensation

The Company's Named Executive Officers are compensated with a combination of annual base salary, annual performance-based incentive bonus payments, and, with respect to the Named Executive Officers other than Mr. Dunlap, the issuance of shares of the Company's Class A common stock, which are typically restricted from sale for some period of time. Mr. Dunlap has historically not received equity compensation because he already owns a significant amount of the Company's common stock and controls the majority of voting rights of the Company, and thus already has significant interests aligned with the other shareholders of the Company. In determining levels of compensation, the Compensation Committee and the internal committee work together to establish targeted total compensation for each executive and then allocate that compensation among base salary and performance-based incentive compensation.

Each element of compensation is designed to be competitive with comparable companies and to align management's incentives with the long-term interests of the Company's shareholders. The Compensation Committee considers the Executive Chairman's recommendations and determines the amount of each element of compensation by reviewing the current compensation mix for each of the Named Executive Officers in view of the Company's performance, the Company's long-term objectives, and the scope of that executive's responsibilities. The Compensation Committee seeks to achieve an appropriate balance between base salaries, annual performance-based bonus incentives, and longer-term equity incentives for all of the Company's Named Executive Officers. See "Objectives of Executive Compensation" above for a summary of the various elements of executive compensation. Further details are provided below.

Base Salaries

Base salaries for the Company's Named Executive Officers are based on an evaluation of individual responsibilities of each person, market comparisons from publicly available compensation surveys to obtain a general sense of current compensation levels and practices in the marketplace, and an assessment of each individual's performance. Changes in base salaries of Named Executive Officers depend on projected changes in the external market as well as individual contributions to the Company's performance.

Base salaries for Messrs. Noordhoek, Heimes, Tewes, and Kruger were increased for 2015 primarily as a result of strong individual performances and Company results in the prior year, increased responsibilities for these officers resulting from the Company’s initiatives to pursue additional strategic investments and acquisitions to diversify the Company both within and outside of its historical core education-related businesses and to reposition the Company for the eventual runoff of all Federal Family Education Loan Program (“FFELP”) student loans, and to make adjustments that the Compensation Committee determined to be appropriate to maintain the competiveness of the base salary levels for the corresponding officer positions

Executive Officers' Incentive Compensation Plan

Historically, the performance-based incentive bonus pools were determined and funded based on the Company's financial performance, while allowing for subjective modifications by the Compensation Committee to account for unique results during the year. In 2014, the Board of Directors established the Executive Officers Incentive Compensation Plan (the "Plan"), which is intended to provide the Company's executive officers with an opportunity to earn incentive compensation based on certain performance measures that may be established by the Compensation Committee, and to allow compensation under the Plan to qualify as tax-deductible "performance-based compensation" under Section 162(m) of the Internal Revenue Code. The Plan, which is administered by the Compensation Committee, was approved by the Company's shareholders at the 2014 annual meeting of shareholders. The performance measures upon which incentive compensation under the Plan may be based are generally described as follows:

•
Levels of earnings per share; net income; income before income taxes; net interest income; earnings per share or net income excluding derivative market value and foreign currency adjustments; revenues from fee-based businesses (including measures related to the diversification of revenues from fee-based business and increases in revenues through both organic growth and acquisitions); student loan assets; and total assets;

•	Return on equity, return on assets or net assets, return on capital (including return on total capital or return on invested capital), and ratio of common equity to total assets;

•
Share price or shareholder return performance (including, but not limited to, growth measures and total shareholder return, which may be measured in absolute terms and/or in comparison to a group of peer companies or an index);

•
Student loan servicing and other education finance or service customer measures (including loan servicing volume and service rating levels under the student loan servicing contract with the U.S. Department of Education);

•
Cash flow measures (including, but not limited to, cash flows from operating activities, cash flow return on investment, assets, equity, or capital, and generation of long-term cash flows (including net cash flows from the Company’s securitized student loan portfolio));

•	Market share;

•	Operating performance and efficiency targets;

•	Employee engagement, productivity, and satisfaction measures;

•	Levels of, or increases or decreases in, operating margins, operating expenses, and/or nonoperating expenses;

•	Business segment performance measures (including growth in customer base, revenues, and segment profitability, as well as management of operating expense levels);

•
Consummation of acquisitions, dispositions, projects, or other specific events or transactions (including specific events or transactions intended to enhance the long-term strategic positioning of the Company);

•	Performance of investments; and

•	Regulatory compliance measures.

The Plan provides that in no event shall the amount paid under the Plan to a participating executive officer with respect to any calendar year exceed the lesser of (i) 150% of that officer’s base salary for that year; or (ii) $1,000,000. In each Plan Year, the Compensation Committee selects those executive officers who will participate in the Plan and be eligible to earn incentive compensation based on certain performance measures as the Compensation Committee deems appropriate. The Company's Named Executive Officers have broad corporate responsibilities; therefore, their particular objectives for the year are tied to the overall company-wide performance.

While the Company strives for overall consistency in executive compensation, the Named Executive Officers' potential incentive bonus amounts can vary by business segment due to differences in roles, business models, and business performance. Incentives are generally positioned to be within a median range of the marketplace based on available broad based data.

The Company's 2015 annual performance-based incentive bonuses were paid, at the Named Executive Officers' option (other than Mr. Dunlap, who received his incentive in cash), as either 100 percent cash, 100 percent stock, or 50 percent cash/50 percent stock. Those electing stock also received an additional restricted share grant equal to 15 percent of the amount of their bonus they elected to receive in stock, in order to promote increased and continued share ownership by associates. All shares issued as part of the incentive awards were issued pursuant to the Company's Restricted Stock Plan discussed below, and were fully vested but restricted from transfer for one year from issuance.

Other Equity Compensation Awards

Other awards of the Company's Class A common stock (not associated with the annual performance-based incentive bonus payments made in stock) that may be made under the Restricted Stock Plan are based on the Company's and the individual's performance, and are designed both to align the Named Executive Officers' own interests with the long-term strategic goals of the Company and to contribute to the retention of those individuals. As part of this framework, Mr. Tewes and Mr. Kruger each received an award of 4,257 restricted shares on March 13, 2015, with such shares subject to vesting in pro rata annual installments over the five-year period ending March 10, 2020, and with any unvested shares to be forfeited in the event of a respective termination of employment.

Performance of Named Executive Officers for 2015

In 2015, the Executive Chairman (Mr. Dunlap), Chief Executive Officer (Mr. Noordhoek), Chief Operating Officer (Mr. Heimes), President (Mr. Tewes), and Chief Financial Officer (Mr. Kruger) were selected by the Compensation Committee to participate in and be eligible for incentive compensation awards under the Plan for the year ended December 31, 2015. The Compensation Committee established performance goals for these individuals in early 2015 utilizing certain of the performance measures under the Plan referred to above and described in more detail below, and in early 2016 reviewed the level of attainment of the performance goals for these individuals for 2015 under the terms of the Plan in establishing incentive awards for each. For 2015, the Compensation Committee considered (i) the Company's earnings per share, as adjusted for certain items, achievements in strategic positioning, associate engagement, and cost control, specifically achievement of targeted cost to service loans, goals with respect to which the eligible Named Executive Officers could earn incentive compensation based on a formula, and (ii) achievements in operating efficiencies, improved service ratings under the Company’s U.S. Department of Education student loan servicing contract, business segment performance, and individual achievement, goals with respect to which the eligible Named Executive Officers could earn additional discretionary incentive compensation. Under the Plan, the eligible Named Executive Officers could qualify for total incentives up to 150% of their base salary (not to exceed $1,000,000). The formulaic criteria used to establish performance goals and measure performance were:

1.
The Company’s consolidated earnings per share for the fiscal year ended December 31, 2015, adjusted for mark to market on derivatives and foreign currency adjustments. Based on a goal of $5.25 per share, the participating Named Executive Officers significantly exceeded their goal and as such would qualify for an incentive of 100-150% of salary.

2.
Strategic Positioning: successful expansion of operations into one or more significant new vertical markets, either organically or through acquisition, would qualify for an incentive of up to 50% of salary.

3.	Associate Engagement: participation, engagement scores, and improvements based on associate engagement surveys, would qualify for an incentive of up to 25% of salary.

4.	Cost to service: achievement of certain targeted costs to service loans, would qualify for an incentive of up to 25% of salary.

The Compensation Committee concluded, based on the eligible Named Executive Officers’ performance with respect to both formulaic and objective criteria, that incentives of up to 250% of their respective base salaries had been earned under the criteria. Considering the Plan’s maximum limit on incentive payments to any participant with respect to any calendar year of the lesser of 150% of base salary or $1 million, and other factors, the Compensation Committee awarded the participating Named Executive Officers incentives equal to 125% of their respective base salaries, as reflected in the Summary Compensation Table below. This overall level of performance incentives as a percentage of respective base salaries was the same as the corresponding level in 2014.

Restricted Stock Plan

The Company maintains a Restricted Stock Plan to reward performance by associates, including the Named Executive Officers other than Mr. Dunlap. This plan permits the Compensation Committee to reward a recipient with an award of shares of the Company's Class A common stock, which, in the Compensation Committee's sole discretion, may have vesting requirements or other restrictions. These awards are designed to recognize and reward associates, and to connect the associates' financial interests directly to the Company's performance, thereby encouraging associates to focus their efforts as owners of the Company. As discussed above, shares issued in payment of annual performance-based incentive bonuses and other equity compensation awards are issued under the Restricted Stock Plan. The Company does not grant stock options, since management and the Compensation Committee believe that awards of shares of restricted stock are a better method of encouraging the Named Executive Officers to focus on the long-term value of the Company.

Employee Share Purchase Plan

The Company also has an Employee Share Purchase Plan (“ESPP”) that assists all associates, including the Named Executive Officers, in becoming owners and increasing their ownership of the Company. Under the ESPP, associates may purchase shares of the Company's Class A common stock through payroll deductions, at a discount of 15% to the lower of the average market price of the Company's stock on the first and last trading days of each calendar quarter.

Termination or Change-in-Control Compensation

The Company does not have any contracts, agreements, plans, or arrangements with the Named Executive Officers that provide for payment in connection with any termination of employment or change-in-control of the Company.

Share Ownership Guidelines and Trading Requirements

The Compensation Committee believes that the Named Executive Officers should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with the Company's shareholders, the Board of Directors has adopted Share Ownership Guidelines for management associates at certain levels. Under these guidelines, each Named Executive Officer is encouraged to own at least 15,000 shares of Company stock. As of February 29, 2016, all of the Named Executive Officers met these guidelines, and are thereby subject to downside risk in the Company's equity performance.

The Company has adopted a policy requiring officers who wish to sell the Company's stock to do so only through Rule 10b5-1 stock trading plans. This requirement is designed to enable officers to diversify a portion of their holdings in an orderly manner as part of their retirement and tax planning or other financial planning activities. The use of Rule 10b5-1 stock trading plans serves to reduce the risk that investors will view routine portfolio diversification stock sales by executive officers as a signal of negative expectations with respect to the future value of the Company's stock. In addition, the use of Rule 10b5-1 stock trading plans reduces the potential for concerns about trading on the basis of material non-public information that could damage the reputation of the Company.

Other Compensation

In addition to base salaries and annual performance-based incentive compensation, the Company provides the Named Executive Officers with certain other customary benefits, including health, dental, and vision coverage to assist the Company in remaining competitive for superior talent and to encourage executive retention. A critical aspect of the Company's health benefits program is its focus on associate health and wellness. The Company encourages all associates, including the Named Executive Officers, to take a proactive approach to their personal health and wellbeing. The Company has implemented wellness programs which encourage and reward associates for healthy habits by offering the opportunity to lower their insurance premiums.

The Company owns a controlling interest in an aircraft due to the frequent business travel needs of the Named Executive Officers and the limited availability of commercial flights in Lincoln, Nebraska, where the Company's headquarters are located. Union Financial Services, Inc., which is owned by Mr. Dunlap and Stephen F. Butterfield, Vice Chairman of the Board of Directors, owns the remaining interest in the aircraft. Consistent with guidance issued in 2010 from the Federal Aviation Administration, the Company can be reimbursed for the pro rata cost of owning, operating, and maintaining the aircraft when used for routine personal travel by certain individuals whose positions with the Company require them to routinely change travel plans within a short time period.  Accordingly, the Company allows certain members of executive management to utilize its interest in the aircraft for personal travel when it is not required for business travel. The value of the personal use of the aircraft is computed based on the Company's aggregate incremental costs, which include variable operating costs such as fuel costs, mileage costs, trip-related maintenance and hangar costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. In 2015, Messrs. Dunlap, Noordhoek, and Heimes received $14,440, $4,337, and $2,335, respectively, in personal travel benefits with respect to the Company's interest in the aircraft.

The Company also offers the Named Executive Officers other perquisites, including indoor parking and use of Company-sponsored skyboxes at local venues for personal use when not occupied for business purposes.

Policy on Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limitation, subject to certain exceptions, on a public company's income tax deductibility in any tax year with respect to compensation paid to any employee who is a chief executive officer, or one of the three highest paid executive officers of the company on the last day of that tax year (other than the chief executive officer or the chief financial officer). This limitation does not apply to certain “performance-based” compensation paid under a shareholder approved plan that meets the requirements of Section 162(m) and the related regulations.

For the year ended December 31, 2015, the Company believes that none of the compensation paid to the Named Executive Officers will be subject to the Section 162(m) limitation on deductibility. The Compensation Committee may consider steps in the future which might be in the Company's best interests to address any potential Section 162(m) deduction limitations, while reserving the right to award future compensation which may not be fully deductible under Section 162(m) if the Compensation Committee concludes that such compensation is in the Company's best interests in providing incentives to attract, motivate, and retain key executives. At the Company’s 2014 Annual Meeting, the Company's shareholders approved the Executive Officers Incentive Compensation Plan in order to allow compensation under that plan to qualify as tax-deductible "performance-based" compensation pursuant to Section 162(m), provided that all of the requirements of Section 162(m) and the related regulations are satisfied.

Matching Gift Program

The Company offers a matching gift program in which all associates with at least six months of service and all members of the Board of Directors are eligible to participate. Under this program, for every dollar ($100 minimum) that an associate or Board member contributes to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all associates and Board members. Any amounts matched by the Company for the Named Executive Officers per the provisions of the program are included in the summary compensation table below.

Conclusion

By ensuring market competitive compensation that is aligned with a performance-based organization philosophy, the Company expects to attract, motivate, and retain the executive talent required to achieve the Company's long-term goals. This is critical, as management and the Compensation Committee know that the Company's success hinges on having engaged executives who are committed to the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on this review and discussion, and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted,

Kimberly K. Rath, Chair
James P. Abel
Michael D. Reardon

Summary Compensation Table for Fiscal Years 2015, 2014, and 2013
The following table sets forth summary information with respect to the compensation paid and bonuses granted for services rendered by the Company's Chief Executive Officer and Chief Financial Officer, as well as each of the Company's other three most highly compensated executive officers during the year ended December 31, 2015 (collectively, the “Named Executive Officers”). The information presented in the table relates to the fiscal years ended December 31, 2015, 2014, and 2013, except that in accordance with SEC staff guidance only information relating to the fiscal years ended December 31, 2015 and 2014 are presented for James D. Kruger, who first became a Named Executive Officer in 2014. Salaries and bonuses are paid at the discretion of the Board of Directors.

		Annual compensation (a)
Name and principal position	Year	Salary ($)	Bonus ($) (b)	Stock awards ($) (c)		All other compensation ($) (d)	Total ($)
Michael S. Dunlap	2015	500,000	625,000	—		25,819	1,150,819
Executive Chairman	2014	500,000	625,000	—		27,543	1,152,543
	2013	500,000	500,000	—		24,859	1,024,859

Jeffrey R. Noordhoek	2015	625,000	898,466	—		40,357	1,563,823
Chief Executive Officer	2014	550,000	776,275	—		65,160	1,391,435
	2013	500,000	575,001	—		37,684	1,112,685

Terry J. Heimes	2015	625,000	839,877	—		38,415	1,503,292
Chief Operating Officer	2014	550,000	725,637	—		52,864	1,328,501
	2013	500,000	537,522	—		33,856	1,071,378

James D. Kruger	2015	450,000	604,698	200,036	(e)	38,476	1,293,210
Chief Financial Officer	2014	375,000	287,532	150,037	(f)	20,449	833,018

Timothy A. Tewes	2015	450,000	646,896	200,036	(e)	28,424	1,325,356
President	2014	375,000	250,000	150,037	(f)	22,729	797,766
	2013	314,000	215,009	150,008	(g)	14,496	693,513

(a)	Executive officers may receive perquisites and other personal benefits, the aggregate annual dollar amounts of which are below the current SEC threshold of $10,000 for reporting.

(b)
Amounts represent bonuses paid in 2016, 2015, and 2014 for services rendered during the 2015, 2014, and 2013 calendar years, respectively. The Company's annual performance-based incentives were paid, at the executives' option (other than to the Executive Chairman, who received his incentive in cash), as either 100 percent cash, 100 percent stock, or 50 percent cash/50 percent stock. Those electing stock also received an additional restricted share grant equal to 15 percent of the amount of their bonus they elected to receive in stock, to promote increased and continued share ownership by associates. All shares issued as part of the incentive award were issued pursuant to the Company's Restricted Stock Plan and were fully vested, but restricted from transfer for one year from issuance. The stock issuances for annual performance bonuses were not made as equity incentive plan awards contemplating future service or performance.

(c)
Amounts represent the grant date fair values of the various awards computed in accordance with FASB ASC Topic 718. Additional information about the Company’s accounting for stock-based compensation under FASB ASC Topic 718 can be found in Note 2 - “Summary of Significant Accounting Policies and Practices - Compensation Expense for Stock Based Awards” and Note 18 - “Stock Based Compensation Plans - Restricted Stock Plan” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(d)	“All other compensation” includes the following:

		All other compensation
	Year	Employer matching contributions under 401(k) Plan ($)	Premiums on life insurance ($)	Matching gift program (1)	Dividends on restricted stock ($) (2)	Personal use of company aircraft	Other ($)		Total ($)

Michael S. Dunlap	2015	10,600	420	200	—	14,440	159		25,819
	2014	10,400	420	5,200	—	9,491	2,032	(3)	27,543
	2013	10,200	420	—	—	14,239	—		24,859

Jeffrey R. Noordhoek	2015	10,600	420	25,000	—	4,337	—		40,357
	2014	10,400	420	24,820	—	29,224	296		65,160
	2013	10,200	420	23,650	—	3,414	—		37,684

Terry J. Heimes	2015	10,600	420	25,000	—	2,335	60		38,415
	2014	10,400	420	21,400	—	20,288	356		52,864
	2013	10,200	420	21,000	—	2,236	—		33,856

James D. Kruger	2015	10,600	420	22,200	5,256	—	—		38,476
	2014	—	420	15,200	4,533	—	296		20,449

Timothy A. Tewes	2015	10,600	420	12,000	5,256	—	148		28,424
	2014	10,400	420	5,185	4,533	2,191	—		22,729
	2013	10,200	420	—	3,876	—	—		14,496

(1)	The Company has a matching gift program as discussed previously in the “Compensation Discussion and Analysis” included in this proxy statement.

(2)
The Company's cash dividend payments on its Class A and Class B common stock include dividend payments on unvested shares of Class A common stock issued pursuant to the Company's Restricted Stock Plan. Dividends paid to the Named Executive Officers on unvested restricted stock are included in the table above.

(3)	Includes $1,736 attributable to personal use of the Company's skybox at sporting events during the year.

(e)
Amount represents 4,257 shares of restricted Class A common stock issued to each of Mr. Kruger and Mr. Tewes on March 13, 2015 pursuant to the Company's Restricted Stock Plan. The Company determined the grant date fair value of this award based on the average of the closing prices of the Company's Class A common stock on February 27, 2015 through March 5, 2015, which was $46.99.

(f)
Amount represents 3,598 shares of restricted Class A common stock issued to each of Mr. Kruger and Mr. Tewes on March 14, 2014 pursuant to the Company's Restricted Stock Plan. The Company determined the grant date fair value of this award based on the average of the closing prices of the Company's Class A common stock on February 28, 2014 through March 6, 2014, which was $41.70.

(g)
Amount represents 4,425 shares of restricted Class A common stock issued to Mr. Tewes on March 8, 2013 pursuant to the Company's Restricted Stock Plan. The Company determined the grant date fair value of this award based on the average of the high and low prices for sales of Class A common stock on March 1, 2013, which was $33.90.

Grants of Plan-Based Awards Table for Fiscal Year 2015

The following table sets forth summary information relating to each grant of an award made to the Company's Named Executive Officers in the fiscal year ended December 31, 2015.

Name	Grant date		Approval of grant by Compensation Committee	Number of shares of stock	Grant date fair value of stock awards ($) (c)

Michael S. Dunlap	—		—	—	—

Jeffrey R. Noordhoek	March 13, 2015	(a)	February 2, 2015	16,520	776,275

Terry J. Heimes	March 13, 2015	(a)	February 2, 2015	8,260	388,137

James D. Kruger	March 13, 2015	(a)	February 2, 2015	6,119	287,532

Timothy A. Tewes	March 13, 2015	(b)	February 2, 2015	4,257	200,036

(a)
On March 13, 2015, the Company issued stock to pay fiscal year 2014 bonuses. The stock issuances were not made as equity incentive plan awards. All 2014 bonuses (paid in 2015) were paid in fully vested shares of Class A common stock issued pursuant to the Company's Restricted Stock Plan.

(b)
Amount represents shares of restricted Class A common stock issued to each of Mr. Kruger and Mr. Tewes on March 13, 2015 pursuant to the Company's Restricted Stock Plan, of which 852 shares will vest on each March 10 during the years 2016 through 2019, and 849 shares will vest on March 10, 2020.

(c)	The Company determined the value of these awards based on the average of the closing prices for the Company's Class A common stock on February 27, 2015 through March 5, 2015, which was $46.99.

Outstanding Equity Awards at Fiscal Year-End Table (As of December 31, 2015)

The following table sets forth summary information relating to the outstanding unvested equity awards for the Company's Named Executive Officers as of December 31, 2015.

	Stock awards
Name	Number of shares of stock that have not vested		Market value of shares of stock that have not vested ($) (a)

Michael S. Dunlap	—		—

Jeffrey R. Noordhoek	—		—

Terry J. Heimes	—		—

James D. Kruger	12,789	(b)	427,920

Timothy A. Tewes	12,789	(b)	427,920

(a)	Based on the closing market price of the Company's Class A common stock as of December 31, 2015 of $33.46.

(b)
Amount represents (i) 750 shares of restricted Class A common stock issued to each Mr. Kruger and Mr. Tewes on July 23, 2007 and October 1, 2007, respectively, pursuant to the Company's Restricted Stock Plan, of which 375 shares will vest on each March 15 during the years 2016 and 2017, (ii) 2,249 shares of restricted Class A common stock issued to each Mr. Kruger and Mr. Tewes on March 9, 2012 pursuant to the Company's Restricted Stock Plan, of which 1,124 shares will vest on March 9, 2016 and 1,125 shares will vest on March 9, 2017, (iii) 2,655 shares of restricted Class A common stock issued to each Mr. Kruger and Mr. Tewes on March 8, 2013 pursuant to the Company's Restricted Stock Plan, of which 885 shares will vest on each March 10 during the years 2016 through 2018, (iv) 2,878 shares of restricted Class A common stock issued to each Mr. Kruger and Mr. Tewes on March 14, 2014 pursuant to the Company's Restricted Stock Plan, of which 720 shares will vest on each March 10 during the years 2016 through 2018, and 718 shares will vest on March 10, 2019, and (v) 4,257 shares of restricted Class A common stock issued to each Mr. Kruger and Mr. Tewes on March 13, 2015 pursuant to the Company's Restricted Stock Plan, of which 852 shares will vest on each March 10 during the years 2016 through 2019, and 849 shares will vest on March 10, 2020.

Stock Vested Table for Fiscal Year 2015

The following table sets forth summary information relating to the stock vested for the Company's Named Executive Officers during the fiscal year ended December 31, 2015.

	Stock awards
Name	Number of shares of stock acquired on vesting		Market value of shares of stock realized on vesting ($)(c)

Michael S. Dunlap	—		—

Jeffrey R. Noordhoek	—		—

Terry J. Heimes	—		—

James D. Kruger	3,104	(a)	144,779

Timothy A. Tewes	3,104	(b)	144,779

(a)
Amount includes 375, 1,124, 885, and 720 shares of restricted Class A common stock issued on July 23, 2007, March 9, 2012, March 8, 2013, and March 10, 2014, respectively, pursuant to the Company's Restricted Stock Plan. The closing market price on the date of issuance of the shares issued on July 23, 2007 was $21.85 per share The Company determined the grant date fair value of the shares issued on March 9, 2012 and March 8, 2013 based on the average of the high and low prices for sales of Class A common stock on February 29, 2012 and March 1, 2013, respectively, which was $26.69 per share and $33.90 per share, respectively. The Company determined the grant date fair value of the shares issued on March 10, 2014 based on the average of the closing prices for the Company's Class A common stock on February 28, 2014 through March 6, 2014, which was $41.70 per share.

(b)
Amount includes 375, 1,124, 885, and 720 shares of restricted Class A common stock issued on October 1, 2007, March 9, 2012, March 8, 2013, and March 10, 2014 respectively, pursuant to the Company's Restricted Stock Plan. The closing market price on the date of issuance of the shares issued on October 1, 2007 was $18.71 per share. The Company determined the grant date fair value of the shares issued on March 9, 2012 and March 8, 2013 based on the average of the high and low prices for sales of Class A common stock on February 29, 2012 and March 1, 2013, respectively, which was $26.69 per share and $33.90 per share, respectively. The Company determined the grant date fair value of the shares issued on March 10, 2014 based on the average of the closing prices for the Company's Class A common stock on February 28, 2014 through March 6, 2014, which was $41.70 per share.

(c)
The closing market price of the Company's Class A common stock as of March 9, 2015, March 10, 2015, and March 15, 2015 (the vesting dates, or the first business day after the vesting date) was $47.08 per share, $46.22 per share, and $47.14 per share, respectively.

Stock Option, Stock Appreciation Right, Long-Term Incentive, and Defined Benefit Plans

The Company does not have any stock option, stock appreciation right, long-term incentive, or defined benefit plans covering its Named Executive Officers.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS

Stock Ownership

The authorized common stock of the Company consists of 660,000,000 shares, $0.01 par value. The authorized common stock is divided into two classes, consisting of 600,000,000 shares of Class A common stock and 60,000,000 shares of Class B common stock. The Company also has authorized 50,000,000 shares of preferred stock, $0.01 par value.

The following table sets forth information as of February 29, 2016, regarding the beneficial ownership of each class of the Company's common stock by:

•	each person, entity, or group known by the Company to beneficially own more than five percent of the outstanding shares of any class of common stock

•	each of the Named Executive Officers

•	each incumbent director and each nominee for director

•	all executive officers and directors as a group
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of the Company's common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. With respect to the shares for which certain non-employee directors have elected to defer delivery pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan as indicated in certain footnotes to the following table, such shares are reported as beneficially owned by the respective director since, pursuant to such deferral election provisions, such shares shall be distributed to such director as the lump sum payment of deferred shares at the time of the termination of the director’s service on the Board (which the director has the unilateral right to cause within 60 days if the director were to resign from the Board within such time period), or as the initial installment of up to five annual installments commencing at the time of termination of the director’s service on the Board, as elected by the director.

The number of shares of Class B common stock for each person in the table below assumes such person does not convert any Class B common stock into Class A common stock. Unless otherwise indicated in a footnote, the address of each five percent beneficial owner is c/o Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508. Unless otherwise indicated in a footnote, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them.

Beneficial Ownership - As of February 29, 2016
	Number of shares beneficially owned					Percentage of shares beneficially owned (1)			Percentage of combined voting power of all classes of stock (2)
Name	Class A		Class B		Total	Class A	Class B	Total

Michael S. Dunlap	6,862,464	(3)	10,581,829	(4)	17,444,293	22.2%	92.2%	41.1%	77.3%
Stephen F. Butterfield	—		3,933,919	(5)	3,933,919	—	34.3%	9.3%	27.0%
Angela L. Muhleisen	6,477,559	(6)	1,198,735	(7)	7,676,294	20.9%	10.4%	18.1%	12.7%
Union Bank and Trust Company	4,755,532	(8)	1,198,735	(9)	5,954,267	15.4%	10.4%	14.0%	11.5%
Deborah Bartels	1,918,447	(10)	—		1,918,447	6.2%	—	4.5%	1.3%
Dimensional Fund Advisors LP	1,846,192	(11)	—		1,846,192	6.0%	—	4.3%	1.3%
Whitetail Rock Capital Management, LLC	—		7,132,150	(12)	7,132,150	—	62.1%	16.8%	48.9%
Terry J. Heimes	197,394	(13)	—		197,394	*	—	*	*
James D. Kruger	140,435	(14)	—		140,435	*	—	*	*
Jeffrey R. Noordhoek	464,562	(15)	—		464,562	1.5%	—	1.1%	*
Timothy A. Tewes	36,388	(16)	—		36,388	*	—	*	*
James P. Abel	53,458	(17)	—		53,458	*	—	*	*
William R. Cintani	12,978	(18)	—		12,978	*	—	*	*
Kathleen A. Farrell	25,898	(19)	—		25,898	*	—	*	*
David S. Graff	5,034		—		5,034	*	—	*	*
Thomas E. Henning	54,505	(20)	—		54,505	*	—	*	*
Kimberly K. Rath	34,480	(21)	—		34,480	*	—	*	*
Michael D. Reardon	20,748	(22)	—		20,748	*	—	*	*
Executive officers and directors as a group	7,786,960		11,476,932		19,263,892	25.1%	100.0%	45.4%	84.1%

* Less than 1%.

(1)	Based on 30,971,657 shares of Class A common stock and 11,476,932 shares of Class B common stock outstanding as of February 29, 2016.

(2)
These percentages reflect the different voting rights of the Company's Class A common stock and Class B common stock. Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted upon by the Company's shareholders.

(3)
Mr. Dunlap is deemed to have sole voting and investment power over 2,099,574 shares of Class A common stock. Mr. Dunlap may be deemed to have shared voting and investment power over 4,762,890 shares of Class A common stock, which includes (i) 52,675 shares owned by Mr. Dunlap's spouse, (ii) a total of 7,358 shares held by or for each of Mr. Dunlap's three sons, and (iii) 4,702,857 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank and Trust Company (“Union Bank”) (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power. Mr. Dunlap controls Union Bank through F&M. Mr. Dunlap disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except to the extent that he actually has or shares voting power or investment power with respect to such shares. With respect to the number of shares of Class A common stock beneficially owned by Mr. Dunlap that are held by Union Bank, the number of shares set forth in the table reflects the number of shares held by Union Bank as of December 31, 2015, as reported in a Schedule 13G/A filed by Union Bank with the SEC on February 5, 2016.

(4)
Mr. Dunlap is deemed to have sole voting and investment power over 663,953 shares of Class B common stock, which includes 1,000 shares owned by Mr. Dunlap's spouse and 662,953 shares held by Mr. Dunlap, which reflects a distribution to Mr. Dunlap from a grantor retained annuity trust ("GRAT") established by Mr. Dunlap in 2003, as discussed below, and a transfer during 2015 of 1,300,000 shares to Mr. Dunlap's spouse, who in turn contributed during 2015 a total of 3,000,000 shares of Class B common stock to six separate GRATs as discussed below. Mr. Dunlap is deemed to have shared voting and investment power over 9,917,876 shares of Class B common stock, which includes (i) 1,586,691 shares owned by Union Financial Services, Inc., of which Mr. Dunlap is Chairman and owns 50.0% of the outstanding capital stock, (ii) 946,610 shares held by Union Bank as Trustee for a Class B GRAT established by Mr. Dunlap in 2003, (iii) 252,125 shares held by Union Bank as Trustee in five separate irrevocable trusts established by Mr. Butterfield as discussed below, (iv) a total of 300 shares held by or for each of Mr. Dunlap's three sons, (v) 2,932,150 shares held in six separate GRATs and three other irrevocable trusts established by Mr.

Dunlap during 2011, (vi) a total of 3,000,000 shares held in six separate GRATs established by Mr. Dunlap's spouse during 2015, which reflects the transfer from Mr. Dunlap and contributions by Mr. Dunlap's spouse discussed above, and (vii) a total of 1,200,000 shares held in twelve separate GRATs established in 2015 by Mr. Butterfield and his spouse, for which GRATs Whitetail Rock Capital Management, LLC, a majority owned subsidiary of the Company, has been designated to serve as investment adviser as discussed in footnote (12) below. Mr. Dunlap disclaims beneficial ownership of the shares held by Union Financial Services, Inc., except to the extent that he actually has or shares voting power or investment power with respect to such shares. Mr. Dunlap also disclaims beneficial ownership of the 252,125 shares held by Union Bank as Trustee in the five irrevocable trusts established by Mr. Butterfield and the 1,200,000 shares held by the twelve GRATs established by Mr. Butterfield and his spouse, except to the extent that he actually has or shares voting power or investment power with respect to such shares.

(5)
Mr. Butterfield is deemed to have sole voting and investment power over 895,003 shares of Class B common stock, which includes 135,332 shares that are held by the Stephen F. Butterfield Revocable Living Trust ("Revocable Living Trust"), of which Mr. Butterfield is a trustee, which number of shares reflects a transfer of 1,885,870 shares from the Revocable Living Trust to Mr. Butterfield during 2015. Mr. Butterfield is deemed to have shared voting and investment power over 3,038,916 shares of Class B common stock, which includes (i) 1,586,691 shares owned by Union Financial Services, Inc., of which Mr. Butterfield is a director and president and owns 50.0% of the outstanding capital stock, (ii) 252,125 shares held by Union Bank in five separate irrevocable trusts for the benefit of Mr. Butterfield's children established upon the 2013 expiration of the GRAT previously established by Mr. Butterfield, (iii) a total of 400,000 shares held in four separate GRATs established by Mr. Butterfield in 2015, (iv) a total of 800,000 shares held in eight separate GRATs established by Mr. Butterfield's spouse in 2015, and (v) 100 shares of stock held by Mr. Butterfield's spouse, which reflects a transfer by Mr. Butterfield during 2015 of 800,100 shares of stock to his spouse, and contributions of a total of 800,000 shares by Mr. Butterfield's spouse during 2015 to eight separate GRATs. Mr. Butterfield disclaims beneficial ownership of the shares held by Union Financial Services, Inc., except to the extent that he actually has or shares voting power or investment power with respect to such shares.

(6)
Ms. Muhleisen is deemed to have sole voting and investment power over 2,484,319 shares of Class A common stock. Ms. Muhleisen is deemed to have shared voting and investment power over 3,993,240 shares of Class A common stock, which includes (i) 105,327 shares jointly owned by Ms. Muhleisen and her spouse, which reflects shares previously held by F&M, of which Ms. Muhleisen is a director and chief executive officer and, along with her husband, owns or controls 47.5% of the outstanding voting stock as of February 29, 2016, (ii) 720,658 shares owned by her spouse, (iii) 527,708 shares held by Ms. Muhleisen's adult son, (iv) 529,165 shares held by Ms. Muhleisen's adult daughter, (v) 350,000 shares held in two separate irrevocable trusts established by Ms. Muhleisen and her spouse during 2012, (vi) 349,860 shares held in two separate irrevocable trusts, which amount reflects transfers from the GRATs established by Ms. Muhleisen and her spouse in 2003, upon the expiration of their annuity terms in 2013; (vii) 349,860 shares held in two separate post-annuity trusts, which amount reflects transfers from the GRATs established by Ms. Muhleisen and her spouse in 2003, upon the expiration of their annuity terms in 2013; and (viii) shares that are owned by entities that Ms. Muhleisen may be deemed to control, consisting of 1,060,662 shares held by Union Bank for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power. Ms. Muhleisen, a sister of Michael S. Dunlap, is a director, chairperson, president, and chief executive officer of and controls Union Bank through F&M. Ms. Muhleisen disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except to the extent that she actually has or shares voting power or investment power with respect to such shares. The address for Ms. Muhleisen is c/o Union Bank and Trust Company, P.O. Box 82529, Lincoln, Nebraska 68501. With respect to the number of shares of Class A common stock beneficially owned by Ms. Muhleisen that are held by Union Bank, the number of shares set forth in the table reflects the number of shares held by Union Bank as of December 31, 2015, as reported in a Schedule 13G/A filed by Union Bank with the SEC on February 5, 2016.

(7)
Ms. Muhleisen is deemed to have shared voting and investment power over 1,198,735 shares of Class B common stock that are held by Union Bank as Trustee under a Class B GRAT and irrevocable trusts established by Mr. Dunlap and Mr. Butterfield, respectively. Ms. Muhleisen disclaims beneficial ownership of the shares held by Union Bank as Trustee under the Class B GRAT and irrevocable trusts, except to the extent that she actually has or shares voting power or investment power with respect to such shares.

(8)
Union Bank is deemed to have sole voting and investment power over 30,000 shares of Class A common stock that are held by the Union Bank profit sharing plan. Union Bank is deemed to have shared voting and investment power over 4,725,532 shares of Class A common stock, which includes (i) 70,000 shares held as trustee for the University of Nebraska Foundation, (ii) 144,832 shares held by Union Bank as Trustee under a Class A GRAT and a Class A charitable remainder unitrust ("CRUT") established by Mr. Noordhoek, (iii) 3,694,870 shares of Class A common stock held by Union Bank in individual accounts for Ms. Muhleisen, her spouse, her adult daughter, and her adult son; and (iv) 815,830 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares. The address for Union Bank is P.O. Box 82529, Lincoln, Nebraska 68501; Attention: Angela L. Muhleisen, President. The number of shares of Class A common stock set forth in the table for Union Bank reflect the number of shares held by Union Bank as of December 31, 2015, as reported in a Schedule 13G/A filed by Union Bank with the SEC on February 5, 2016.

(9)
Union Bank is deemed to have shared voting and investment power over 1,198,735 shares of Class B common stock that are held by Union Bank as Trustee under a Class B GRAT and irrevocable trusts established by Mr. Dunlap and Mr. Butterfield, respectively. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares.

(10)
On February 5, 2016, Deborah Bartels filed a Schedule 13G/A with the SEC indicating that she beneficially owned 5.9% of the Company's Class A common stock as of December 31, 2015. The amount set forth in the table reflects the number of shares reported in the Schedule 13G/A and includes (i) 1,297,040 shares held by Ms. Bartels, (ii) a total of 120,767 shares held in managed agency accounts for Ms. Bartels and her spouse by Union Bank, which is controlled by F&M, of which Ms. Bartels' brother, Mr. Dunlap, and sister, Ms. Muhleisen, are directors, executive officers, and significant shareholders; (iii) 217,150 shares held by Ms. Bartels' spouse; (iv) a total of 123,490 shares held by Union Bank as trustee for irrevocable trusts for the benefit of Ms. Bartels' adult sons and her spouse ("Post-GRAT Trusts") established upon the expiration of the annuity term of GRATs established by Ms. Bartels and her spouse; and (v) a total of 160,000 shares held by Union Bank as trustee for irrevocable trusts established by Ms. Bartels and her spouse, of which the adult sons of Ms. Bartels and her spouse are the initial beneficiaries (the "Dynasty Trusts"). Ms. Bartels disclaims beneficial ownership of the shares held in the Post-GRAT Trusts and the Dynasty Trusts except to the extent that she actually has or shares voting power or dispositive power with respect to such shares. The shares held in the managed agency accounts, the Post-GRAT Trusts, and the Dynasty Trusts may also be deemed to be beneficially owned by Union Bank, Mr. Dunlap, and Ms. Muhleisen, and are included in the total number of shares beneficially owned by them as set forth in this table.

(11)
On February 9, 2016, Dimensional Fund Advisors LP ("Dimensional") filed a Schedule 13G indicating that they beneficially owned 5.5% of the Company's Class A common stock as of December 31, 2015. The amount set forth in the table reflects the number of shares reported in the Schedule 13G. Dimensional acts as investment advisor and manager to certain funds, and indicated that all shares reported in their 13G were owned by such funds. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(12)
Includes shares held in six separate GRATs and three separate other irrevocable trusts established by Mr. Dunlap in 2011, shares held in six separate GRATs established by Mr. Dunlap's spouse in 2015, and shares held in twelve separate GRATs established by Mr. Butterfield and his spouse in 2015. Under the trusts, Whitetail Rock Capital Management, LLC ("WRCM") has been designated to serve as investment adviser with investment power with respect to assets held by the trusts and voting power with respect to the shares of stock held by the trusts. WRCM is not a beneficiary of any of the trusts, and is a majority owned subsidiary of the Company. The shares deemed to be beneficially owned by WRCM are also deemed to be beneficially owned by Mr. Dunlap, and the shares held in the twelve separate GRATs established by Mr. Butterfield and his spouse in 2015 are also deemed to be beneficially owned by Mr. Butterfield.

(13)
Includes 50,087 shares owned by Mr. Heimes' spouse. A total of 50,000 Class A shares are pledged as collateral for a line of credit agreement, under which approximately $260,000 was drawn as of February 29, 2016.

(14)
Includes 126,699 shares jointly owned by Mr. Kruger and his spouse, and 12,789 shares issued under the Company's Restricted Stock Plan, of which 3,956 vested in March 2016; the remaining shares will vest as follows: March 2017 - 3,957 shares; March 2018 - 2,457 shares; March 2019 - 1,570 shares; and March 2020 - 849 shares.

(15)
Includes 190,411 shares held by the Jeffrey R. Noordhoek Trust, a revocable trust, 126,462 shares held by Union Bank as trustee under a Post-Annuity Trust established by Mr. Noordhoek in 2013, and 18,370 shares held by Union

Bank as trustee under a Class A CRUT established by Mr. Noordhoek. Mr. Noordhoek is deemed to have shared voting and investment power with respect to the shares held in the Post-Annuity Trust and the Class A CRUT.

(16)
Includes 12,789 shares issued under the Company's Restricted Stock Plan, of which 3,956 shares vested in March 2016; the remaining shares will vest as follows: March 2017 - 3,957 shares; March 2018 - 2,457 shares; March 2019 - 1,570 shares; and March 2020 - 849 shares.

(17)
Includes 42,733 shares that Mr. Abel has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan. Also includes 500 shares owned by Mr. Abel's spouse.

(18)	Includes 9,030 shares that Mr. Cintani has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan.

(19)	Includes 22,761 shares that Ms. Farrell has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan.

(20)
Includes 39,097 shares that Mr. Henning has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan and 3,102 shares owned by Mr. Henning's spouse.

(21)
Includes 33,280 shares that Ms. Rath has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan. Also includes 1,200 shares owned by Ms. Rath's husband in an individual retirement account.

(22)
Mr. Reardon's shares are owned jointly with his spouse and are held in a margin securities account at a brokerage firm. Positions held in such account, including shares of the Company's Class A common stock, may under certain circumstances be pledged as collateral security for the repayment of debit balances, if any, in such account.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports of ownership of Company securities and changes in reported ownership.  Executive officers, directors, and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the year ended December 31, 2015, the Company's executive officers, directors, and greater than ten percent beneficial owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

The Company has adopted written policies and procedures for the Nominating and Corporate Governance Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (i) the Company is a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest. For purposes of this policy, a “related person” means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than five percent of the Company's outstanding shares of common stock, and (iii) any immediate family member of the foregoing. The Nominating and Corporate Governance Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee may, in its discretion, submit certain transactions to the full Board of Directors for approval where it deems appropriate.

In determining whether to approve or ratify a transaction, the Nominating and Corporate Governance Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The policy also provides for the delegation of its authority to the Chairman of the Nominating and Corporate Governance Committee for any related person transaction requiring pre-approval or ratification between meetings of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to see that they are in compliance with the policy and remain appropriate.

All approved related party transactions are communicated to the full Board of Directors by the Chairman of the Nominating and Corporate Governance Committee, or his designee. Mr. Dunlap beneficially owns shares representing 77.3% of the combined voting power of the Company's shareholders as of February 29, 2016. Because of his beneficial ownership, Mr. Dunlap can effectively elect each member of the Board of Directors, including all members of the Nominating and Corporate Governance Committee, and has the power to defeat or remove each member.

Although there is no formal requirement for executive management of the Company to approve related party transactions, executive management reviews all related party transactions. Upon reviewing related party transactions, executive management takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction.

As Executive Chairman and controlling shareholder of the Company, Mr. Dunlap effectively has control over each member of the Company's executive management, who were initially hired by Mr. Dunlap and can be fired or otherwise penalized at his direction.

During 2015, the Company entered into certain transactions and had business arrangements with Union Bank and Trust Company and Union Financial Services. These transactions were reviewed and approved by the Nominating and Corporate Governance Committee and reviewed by executive management. Union Bank and Trust Company and Union Financial Services are related persons as discussed below. We cannot affirm whether or not the fees and terms of each transaction are substantially the same terms as those prevailing at the time for transactions with persons that do not have a relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). However, all related party transactions are based on available market information for comparable assets, products, and services and are extensively negotiated.

•
Union Bank and Trust Company - Union Bank is controlled by Farmers & Merchants Investment Inc. ("F&M"), which owns 81.4% of Union Bank's common stock and 15.4% of Union Bank's non-voting non-convertible preferred stock. Michael S. Dunlap, a significant shareholder, Executive Chairman, and a member of the Board of Directors of the Company, along with his spouse and children, owns or controls a total of 33.0% of the stock of F&M, including a total of 48.6% of the outstanding voting common stock of F&M, and Mr. Dunlap’s sister, Angela L. Muhleisen, along with her spouse and children, owns or controls a total of 31.7% of F&M stock, including a total of 47.5% of the outstanding voting common stock of F&M. Mr. Dunlap serves as a director and Chairman of F&M. Ms. Muhleisen serves as a Director and Chief Executive Officer of F&M and as a Director, Chairperson, President, and Chief Executive Officer of Union Bank. Union Bank is deemed to have beneficial ownership of a significant number of shares of Nelnet because it serves in a capacity of trustee or account manager for various trusts and accounts holding shares of the Company and may share voting and/or investment power with respect to such shares. At February 29, 2016, Union Bank was deemed to beneficially own 14.0% of the Company's common stock. The stock holdings of Union Bank are deemed to be beneficially owned by both Mr. Dunlap and Ms. Muhleisen. At February 29, 2016, Mr. Dunlap beneficially owned 41.1% of the Company's outstanding common stock and Ms. Muhleisen beneficially owned 18.1% of the Company's outstanding common stock.

•
Union Financial Services, Inc. - Union Financial Services, Inc. (“UFS”) is a corporation which is owned 50% by Michael S. Dunlap, a significant shareholder, Executive Chairman, and a member of the Board of Directors of the Company, and 50% by Stephen F. Butterfield, a significant shareholder, Vice Chairman and a member of the Board of Directors of the Company.

Transactions with Union Bank

The Company has entered into certain contractual arrangements with Union Bank. These transactions include:

•
Loan purchases - On December 22, 2014, the Company entered into an agreement with Union Bank in which the Company will provide marketing, origination, and loan servicing services to Union Bank related to private education loans. The Company has committed to purchase, or arrange for a designee to purchase, all volume originated by Union Bank under this agreement. During 2015, the Company purchased $4.4 million (par value) of private education loans from Union Bank, pursuant to this agreement. As of December 31, 2015, the balance of private education loans held by Union Bank pursuant to this agreement was $17.6 million.

•
Loan servicing - As of December 31, 2015, the Company serviced $563.1 million of loans for Union Bank. Servicing revenue earned by the Company from this portfolio was $0.5 million for the year ended December 31, 2015. As of December 31, 2015, accounts receivable includes approximately $59,000 due from Union Bank for loan servicing.

•
Funding - The Company maintains an agreement with Union Bank, as trustee for various grantor trusts, under which Union Bank has agreed to purchase from the Company participation interests in student loans (the “FFELP Participation Agreement”). The Company uses this facility as a source to fund FFELP student loans. As of December 31, 2015, $471.6 million of loans were subject to outstanding participation interests held by Union Bank, as trustee, under this agreement. The agreement automatically renews annually and is terminable by either party upon five business days' notice. This agreement provides beneficiaries of Union Bank's grantor trusts with access to investments in interests in student loans, while providing liquidity to the Company on a short term basis. The Company can participate loans to Union Bank to the extent of availability under the grantor trusts, up to $750 million or an amount in excess of $750 million if mutually agreed to by both parties.

•
Subparticipation Agreement - On January 1, 2014, the Company subparticipated the Company's participation interest in a loan receivable from an unrelated third party to Union Bank. As of January 1, 2015, the participated portion of the loan was $2.6 million, with an obligation to fund an additional $3.5 million. As part of this agreement, Union Bank paid the Company monthly servicing fees equal to 40 basis points on the participated portion of the outstanding principal balance of the loan. On May 22, 2015, the Company paid Union Bank $3.1 million to pay off the outstanding loan balance and terminated the subparticipation agreement.

•
Operating cash - The majority of the Company's cash operating bank accounts are maintained at Union Bank. The Company also invests cash in the Short term Federal Investment Trust (“STFIT”) of the Student Loan Trust Division of Union Bank, which the Company uses as operating cash accounts. As of December 31, 2015, the Company had $88.4 million deposited at Union Bank in operating accounts or invested in the STFIT. Interest income earned from cash deposited in these operating cash accounts for the year ended December 31, 2015 was $0.2 million.

•
529 Plan administration - The Company provides certain 529 Plan administration services to certain college savings plans (the “College Savings Plans”) through a contract with Union Bank, as the program manager. Union Bank is entitled to a fee as program manager pursuant to its program management agreement with the College Savings Plans. In 2015, the Company received fees of $3.5 million from Union Bank related to the Company's administration services provided to the College Savings Plans.

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Lease arrangements - Union Bank leases approximately 4,000 square feet of office space in the Company's corporate headquarters building. During 2015, Union Bank paid the Company approximately $73,000 for rent. The lease agreement expires on June 30, 2018.

•	Other fees paid to Union Bank - During 2015, the Company paid Union Bank approximately $399,000 for administrative services, commissions, servicing opportunities, and cash management fees.

•
Other fees received from Union Bank - During 2015, the Company received approximately $220,000 from Union Bank related to an employee sharing arrangement and for providing health and productivity services.

•
Investment services - Union Bank has established various trusts whereby Union Bank serves as trustee for the purpose of purchasing, holding, managing, and selling investments in student loan asset-backed securities. In 2011, WRCM, an SEC-registered investment advisor and a subsidiary of the Company, entered into a management agreement with Union Bank, under which WRCM performs various advisory and management services on behalf of Union Bank with respect to investments in securities by the trusts, including identifying securities for purchase or sale by the trusts.  The agreement provides that Union Bank will pay to WRCM annual fees of 25 basis points on the outstanding balance of the investments in the trusts.  As of December 31, 2015, the outstanding balance of investments in the trusts was $685.0 million. In addition, Union Bank will pay additional fees to WRCM of up to 50 percent of the gains from the sale of securities from the trusts.  During 2015, the Company earned $2.7 million of fees under this agreement.

In January 2012 and October 2015, WRCM entered into management agreements with Union Bank under which it was designated to serve as investment advisor with respect to the assets within several trusts established by Michael S. Dunlap and his spouse. Union Bank serves as trustee for the trusts. Per the terms of the agreements, Union Bank pays WRCM five basis points of the aggregate value of the assets of the trusts as of the last day of each calendar quarter. Mr. Dunlap and his spouse contributed a total of 3,375,000 and 3,000,000 shares of the Company's Class B common stock to the trusts upon the establishment of the trusts in 2011 and 2015, respectively. During 2015, the Company earned approximately

$71,000 of fees under these agreements. In January 2016, WRCM entered into a similar management agreement with Union Bank with respect to several trusts established in December 2015 by Mr. Butterfield and his spouse, to which trusts Mr. Butterfield and his spouse contributed a total of 1,200,000 shares of the Company's Class B common stock upon the establishment thereof.

As of December 31, 2015, accounts receivable included $1.1 million due from Union Bank related to fees earned by WRCM from the investment services described above.

WRCM has established five private investment funds for the primary purpose of purchasing, selling, investing, and trading, directly or indirectly, in student loan asset-backed securities, and to engage in financial transactions related thereto. Mr. Dunlap, UFS, Jeffrey R. Noordhoek (an executive officer of the Company), Ms. Muhleisen and her spouse, and WRCM have invested $5.5 million, $1.0 million, $1.0 million, $3.9 million, and $0.4 million, respectively, in certain of these funds. Based upon the current level of holdings by non-affiliated limited partners, the management agreements provide non-affiliated limited partners the ability to remove WRCM as manager without cause. WRCM earns 50 basis points (annually) on the outstanding balance of the investments in these funds, of which WRCM pays approximately 50 percent of such amount to Union Bank as custodian. As of December 31, 2015, the total outstanding balance of investments in these five funds was $178.6 million. During 2015, the Company paid Union Bank $0.4 million as custodian.

•
Defined contribution plan - Union Bank administers the Company's 401(k) defined contribution plan. Fees paid to Union Bank to administer the plan, approximately $469,000 in 2015, are paid by the plan's participants.

The net aggregate impact on the Company's consolidated statements of income for the year ended December 31, 2015 related to the transactions with Union Bank as described above was income (before income taxes) of $6.6 million.

The Company intends to maintain its relationship with Union Bank, which the Company's management believes provides certain benefits to the Company. Those benefits include Union Bank's knowledge of and experience in the FFELP industry, its willingness to provide services, and at times liquidity and capital resources, on an expedient basis, and the proximity of Union Bank to the Company's corporate headquarters located in Lincoln, Nebraska.

The majority of the transactions and arrangements with Union Bank are not offered to unrelated third parties or subject to competitive bids. Accordingly, these transactions and arrangements not only present conflicts of interest, but also pose the risk to the Company's shareholders that the terms of such transactions and arrangements may not be as favorable to the Company as it could receive from unrelated third parties. Moreover, the Company may have and/or may enter into contracts and business transactions with related parties that benefit Mr. Dunlap and his sister, as well as other related parties, that may not benefit the Company and/or its minority shareholders.

Transactions with Union Financial Services

The Company owns a 65% interest in an aircraft due to the frequent business travel needs of the Company's executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company's headquarters are located. UFS owns the remaining interest in the same aircraft. The aircraft joint ownership agreement between the Company and UFS for this aircraft will continue in effect on a month to month basis until terminated by mutual agreement. UFS will have the right to require the Company to purchase UFS's interest in the aircraft for an amount equal to UFS's pro rata portion (determined on the basis of its ownership percentage) of the aircraft's fair market value at that time. If the term of the joint ownership agreement is not extended by agreement of the Company and UFS, the aircraft must be sold and the net proceeds from the sale distributed to the Company and UFS in proportion to their ownership percentages. Under an aircraft maintenance agreement among the Company, UFS, and an unrelated aviation service company, a total of approximately $0.3 million in management fees was paid to the service company in 2015, which amount was allocated to the Company and UFS based on their respective ownership percentages. The maintenance agreement also provides that the Company must pay for all flight operating expenses for each flight conducted on its behalf, with a corresponding obligation by UFS, and that both the Company and UFS must pay their pro-rata portion, based on actual use percentages, of the cost of maintaining the aircraft.

Transactions with Hudl

On March 17, 2015, the Company made a $40.5 million equity investment in Hudl. David Graff, who has served on the Company's Board of Directors since May 2014, is CEO, co-founder, and a director of Hudl. Prior to the 2015 investment, the Company and Michael Dunlap, the Company's Executive Chairman and a principal shareholder, made separate equity investments in Hudl. Subsequent to the Company's March 2015 investment, the Company and Mr. Dunlap hold combined direct and indirect equity ownership interests in Hudl of 18.7% and 2.8%, respectively. The Company's and Mr. Dunlap's direct and indirect equity ownership interests in Hudl consist of preferred stock with certain liquidation preferences that are considered substantive.

In December 2015, the Company paid, on behalf of Hudl, approximately $120,000 in certain fees related to the construction of the building for Hudl's corporate headquarters in Lincoln, Nebraska; in return, Hudl issued a promissory note to the Company. The promissory note is interest-free and repayment by Hudl is contingent upon its receipt of certain future refunds from the City of Lincoln based on future job creation.

Other Transactions

The Company has engaged Talent Plus to perform leadership talent profiles for certain Company associates. The Company paid Talent Plus approximately $7,250 related to these services in 2015. Ms. Rath, who serves on the Company's Board of Directors, is the Chairperson of Talent Plus, and with her spouse is a principal owner.

During 2015, the Company made available to its employees certain voluntary insurance products through Assurity Life Insurance Company ("Assurity"). Thomas E. Henning, who serves on the Company's Board of Directors, is the President and Chief Executive Officer of Assurity. Premiums are paid by participants and are remitted to Assurity by the Company on behalf of the participants. The Company remitted to Assurity approximately $116,000 in premiums related to these products during 2015.

Mr. Cintani, who serves on the Company's Board of Directors, has a son, Brian Cintani, 39, who is employed by the Company as an experienced financial analyst in the Company's capital markets group.  During the year ended December 31, 2015, Brian Cintani's total compensation was approximately $160,000, including the grant date fair value of a restricted stock award that vests over the next three years.  Brian Cintani has been employed by the Company since 2002 and his employment preceded Mr. Cintani's service as a director which began in May 2012.

In addition to the foregoing, from time to time, the Company, some of the Company's executive officers, and some of the members of the Company's Board of Directors invest in small or startup companies, often in the Company's local community.  In some cases, executive officers of the Company may also serve as members of the Board of Directors of such companies in connection with the investment.

In November 2010, the Company and certain executive officers and board members invested a total of $1.5 million in Xuba, LLC. Xuba, LLC is located in Omaha, Nebraska and offers an innovative social commerce model that delivers a personalized customer experience to its clients. The investors and amount invested include the Company ($1.0 million) and certain executive officers and board members ($0.5 million, including $250,000 invested by UFS and $150,000 by Jeffrey R. Noordhoek, the Company's Chief Executive Officer). Mr. Noordhoek is a Director of Xuba, LLC.

The Company and certain executive officers have invested a total of $1.8 million in Capricorn Healthcare and Special Opportunities, LP ("Capricorn"). Capricorn is located in Palo Alto, California and is a limited partnership that primarily invests in healthcare-related companies. As of December 31, 2015, the investors and amount invested include the Company ($832,000), Mr. Dunlap ($832,000), and Mr. Noordhoek ($83,000).

Neither the Company, the Company's executive officers, nor members of the Company's Board of Directors, individually or in the aggregate, owns a majority interest in any of these companies.

While the Company does not deem these investments to be related party transactions, the Company reports investment activity of this type to the Board of Directors.

AUDIT COMMITTEE REPORT

Report of the Board Audit Committee

The Audit Committee of the Board of Directors (the “Committee”) is responsible for the oversight of the integrity of the Company's consolidated financial statements, the Company's system of internal control over financial reporting, the Company's policy standards and guidelines for risk assessment and risk management and compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditor and the performance of the Company's internal and independent auditors. The Committee has the sole authority and responsibility to select, determine the compensation of, evaluate, and, when appropriate, replace the Company's independent auditor. The Committee, with input from management, regularly monitors the performance of the key members of the independent auditors’ team, including the lead partner. In the case of rotation of the lead partner, the Committee is involved in the selection of the new lead audit partner, and considers such factors as the individual’s professional and relevant industry experience, other current assignments, and the proximity of their office location to the Company’s headquarters. The Committee is also responsible under the Sarbanes-Oxley Act of 2002 for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee is currently comprised of three independent directors and operates under a written charter adopted by the Board, a copy of which is available at www.nelnetinvestors.com. The Board has determined that each Committee member is independent under the standards of director independence established under the Company's Corporate Governance Guidelines and the New York Stock Exchange listing requirements and is also independent under applicable independence standards of the Exchange Act and the SEC rules thereunder.

The Committee serves in an oversight capacity and is not part of the Company's managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and for the report on the Company's internal control over financial reporting. The Company's independent auditor, KPMG LLP, is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company's internal control over financial reporting. The Committee's responsibility is to oversee the financial reporting process and to review and discuss management's report on the Company's internal control over financial reporting. The Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditor, and the independent auditor.

The Committee held seven meetings during 2015. The Committee, among other things:

•	Reviewed and discussed the Company's earnings releases, Quarterly Reports on Form 10-Q, and Annual Report on Form 10-K, including the consolidated financial statements

•
Reviewed and discussed, in conjunction with the Risk and Finance Committee, the Company's policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate

•	Reviewed and discussed the annual plan and the scope of the work of the internal auditor for fiscal 2015 and summaries of the reports to management by the internal auditor

•	Reviewed and discussed the annual plan and scope of the work of the independent auditor

•	Reviewed and discussed reports from management on the Company's policies regarding applicable legal and regulatory requirements

•	Met with KPMG LLP, the internal auditor, and Company management in separate executive sessions

The Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2015 with management, the internal auditor, and KPMG LLP. The Committee reviewed and discussed the critical accounting policies as set forth in the Company's Annual Report on Form 10-K, management's annual report on the Company's internal control over financial reporting, and KPMG LLP's opinion on the effectiveness of internal control over financial reporting. The Committee also discussed with management and the internal auditor the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the SEC and the processes used to support management's annual report on the Company's internal control over financial reporting.

The Committee discussed with KPMG LLP matters related to the audit of the Company's consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). This review included a discussion with management and KPMG LLP as to the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures within the Company's consolidated financial statements, including the disclosures relating to critical accounting policies.

KPMG LLP also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Committee concerning independence. The Committee discussed with KPMG LLP their independence from the Company. When considering KPMG LLP's independence, the Committee considered if services they provided to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements, reviews of the Company's interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company's internal control over financial reporting were compatible with maintaining their independence. The Committee also reviewed and pre- approved, among other things, the audit, audit-related, and tax services performed by KPMG LLP. For tax services, the pre-approval included discussion with KPMG concerning their independence as required by PCAOB Rule 3524 (Audit Committee Pre-approval of Certain Tax Services). The Committee received regular updates on the amount of fees and scope of audit, audit-related, and tax services provided.

Based on the Committee's review and these meetings, discussions, and reports, and subject to the limitations on the Committee's role and responsibilities referred to previously and in the Audit Committee Charter, the Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2015 be included in the Company's 2015 Annual Report on Form 10-K for filing with the SEC.

The Committee has also selected KPMG LLP as the Company's independent auditor for the year ending December 31, 2016 and is presenting the selection to the shareholders for ratification.

KPMG has been the Company’s independent auditor since before the Company went public in 2003. The Committee last went through a Request for Proposal for independent audit and non-audit services effective for the year ended December 31, 2012.

Respectfully submitted,

Thomas E. Henning, Chairman
Kathleen A. Farrell
William R. Cintani

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selects the Company's independent registered public accounting firm. This proposal is put before the shareholders because the Board believes that it is good corporate practice to seek shareholder ratification of the selection of the independent registered public accounting firm. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders' vote when determining whether to continue the firm's engagement.

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2016.

The affirmative vote of the majority of votes cast at the Annual Meeting is required to ratify the appointment of KPMG LLP. Unless marked to the contrary, proxies will be voted FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2016.

Representatives of KPMG LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.

Independent Accountant Fees and Services

Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2015 and 2014 are set forth below.

	2015	2014
Audit fees	$626,625	613,500
Audit-related fees	856,545	1,005,707
Tax fees	87,809	181,692
All other fees	1,650	1,650
Total	$1,572,629	1,802,549

Audit-related fees were for assurance and other services related to service provider compliance reports, including Service Organization Controls (SOC1) reports on the effectiveness of the Company's controls for student loan servicing and other services provided for its customers, employee benefit plan audits, agreed-upon procedures for Company-sponsored student loan securitization financings and other matters, and consultations concerning financial accounting and reporting standards.

Tax fees were for services related to tax compliance and planning.

All other fees represent the amount paid by the Company for access to an on-line accounting and tax reference tool.

In addition to the services and fees described above, KPMG was engaged to perform audits of and provide tax services for certain private investment funds which are managed by WRCM, for which KPMG received total fees of $82,000 in 2015.

The Audit Committee's pre-approval policy and procedures are outlined in its charter. The Audit Committee has the sole authority to appoint, retain, and terminate the Company's independent auditor, which reports directly to the Audit Committee. The Audit Committee is directly responsible for the evaluation, compensation (including as to fees and terms), and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company. All related fees and costs of the independent auditor, as determined by the Audit Committee, are paid promptly by the Company in accordance with its normal business practices. All auditing services and permitted non-audit services performed for the Company by the independent auditor, including the services described above, are pre-approved by the Audit Committee, subject to applicable laws, rules, and regulations. The Audit Committee may form and delegate to a subcommittee the authority to grant pre-approvals with respect to auditing services and permitted non-auditing services, provided that any such grant of pre-approval shall be reported to the full Audit Committee at its next meeting.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company provide its shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Company's Named Executives Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The Company is therefore providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described below. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company's executive compensation program.

Based on the results of the advisory vote on the frequency of future advisory votes on executive compensation at the Company's 2011 annual meeting of shareholders, where the Company's shareholders voted in favor of holding an advisory vote on executive compensation every year (as opposed to every two years or every three years), and consistent with the Board of Directors' previous recommendation to the Company's shareholders in connection with such frequency vote, the Board of Directors determined that, until the next vote on the frequency of holding advisory votes on executive compensation, the Company will hold a non-binding advisory vote on executive compensation every year. Therefore, the next advisory vote on executive compensation will occur at the Company's 2017 annual meeting of shareholders. The Company must hold an advisory vote on the frequency of holding advisory votes on executive compensation at least once every six years.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company's objective for its executive compensation program is to attract, motivate, develop, and retain executives who will contribute to the Company's long-term success and the creation of shareholder value. The Company seeks to accomplish this objective in a way that rewards performance and is aligned with its shareholders' long-term interests, and the Company's compensation programs are designed to reward the Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The framework and executive compensation philosophy are established by an independent Compensation Committee of the Board of Directors. The following items reflect our commitment to pay for performance and to maintain a strong executive compensation governance framework:

•	Incentive plans that are based upon financial and operational goals that are reviewed annually by the Compensation Committee.

•	An annual risk assessment conducted by the Compensation Committee to evaluate whether incentive programs drive behaviors that are demonstrably within the risk management parameters it deems prudent.

•	A robust share ownership and retention policy.

The Compensation Discussion and Analysis and the compensation tables and disclosures provided in this Proxy Statement describe the Company's executive compensation program in more detail, and discuss the following key elements of the program:

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We pay for performance, both in setting base salaries and awarding incentives via the Executive Officers Incentive Compensation Plan. This plan is used to assess the participating Named Executive Officers’ performance based on numerous criteria, including certain financial measures such as levels of earnings, growth of assets, return on equity and assets, shareholder return, cash flow, market share, operating margins and operating expenses; certain service measures including performance under the Company’s student loan servicing contract with the U.S. Department of Education; operating performance; employee engagement; and strategic positioning.

•
Periodically, we retain external, independent compensation consultants to review the compensation levels and practices for the Named Executive Officers, compare those levels to executives in comparable positions in select industries and companies, and identify potential gaps or inconsistencies in our compensation practices.

•
None of the Named Executive Officers has an employment agreement or severance arrangement. In addition, the Company generally does not provide perquisites, tax reimbursements, or change in control benefits to the Named Executive Officers that are not available to other employees, and we do not issue stock options.

•	Each of the Named Executive Officers is employed at-will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

The Company believes the compensation program for the Named Executive Officers is instrumental in helping the Company achieve its strong financial performance, and is asking shareholders to approve the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As an advisory vote, the vote on this proposal is not binding upon the Company, the Board of Directors, or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Accordingly, the Company's shareholders are asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table, and the other related tables and disclosure.”

The Board of Directors recommends a vote FOR the approval of the compensation of the Company's Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL 4 - APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO DESIGNATE COURTS IN NEBRASKA AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS THAT MAY BE INITIATED BY SHAREHOLDERS
The Board of Directors has unanimously approved and unanimously recommends that the Company’s shareholders approve an amendment to the Company’s Articles of Incorporation to designate a state court located in Nebraska (the Company’s state of incorporation), or, if the designated state court does not have jurisdiction, a federal court located in Nebraska, as the sole and exclusive forum for the adjudication of certain intra-corporate legal actions that may be initiated by shareholders, to the fullest extent permitted by law and unless the Company consents in writing to the selection of an alternative forum. These provisions are commonly referred to as exclusive forum provisions. The designated state court is the Nebraska state district court located in Lincoln, Nebraska, the capital of Nebraska and the location of the Company’s headquarters. The designated federal court is the United States federal district court located in Lincoln, Nebraska.

The designation of the exclusive forum would apply to: (i) any derivative action or proceeding brought on behalf or in the right of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Company to the Company or the Company’s shareholders; (iii) any action asserting a claim arising pursuant to any provision of

Nebraska state corporate law or the Articles of Incorporation or Bylaws of the Company (as each may be amended from time to time); and (iv) any action asserting a claim governed by the internal affairs doctrine, which generally recognizes that corporate internal affairs with respect to shareholders, directors, and officers should be governed by the laws of the state of incorporation. If the proposed amendment is adopted, any person or entity owning, purchasing, or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and consented to these provisions.

The description in this proxy statement of the proposed amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed amendment, which is included in the form of Articles of Amendment to Second Amended and Restated Articles of Incorporation attached to this proxy statement as Appendix A. If the proposed amendment is approved by the shareholders, the Articles of Amendment in substantially the same form as set forth in Appendix A will be promptly filed with the Nebraska Secretary of State and will become effective upon such filing.

The Board of Directors is not proposing the amendment in reaction to any particular pending or threatened litigation confronting the Company, but rather the proposed amendment is intended to allow the Company to more efficiently manage potential future litigation. In particular, the Board of Directors believes that the Company and its shareholders would benefit from the ability to require that the specified actions be brought in a single forum. By designating a court in Nebraska as the exclusive forum for such actions, the Company seeks to avoid: (i) costly duplicative litigation involving multiple lawsuits in multiple jurisdictions regarding essentially the same matter under Nebraska corporate law, which could result in increased litigation expenses and increased uncertainty regarding outcomes that may be inconsistent when two or more similar cases proceed in different courts; and (ii) the risk that a court outside of Nebraska may not interpret or apply Nebraska corporate law with respect to the Company’s internal affairs in the same manner as the designated court in Nebraska would be expected to do.

In determining to recommend the exclusive forum provisions to the Board of Directors, the Nominating and Corporate Governance Committee considered a number of factors, including: (i) the inefficiencies and costs of duplicative shareholder lawsuits in multiple jurisdictions, which have frequently occurred with respect to significant transactions by other public companies in the absence of exclusive forum provisions; (ii) the fact that Nebraska is the Company’s state of incorporation and the location of the Company’s headquarters; (iii) the background and experience of the designated courts in Nebraska in addressing Nebraska corporate law issues and Nebraska case law regarding the same; (iv) the benefits of adopting the provisions when the Company is not facing any actual or threatened derivative or direct shareholder lawsuits; and (v) the views of proxy advisors and certain institutional investors with respect to exclusive forum provisions. In addition, Michael S. Dunlap, the Company’s Executive Chairman, and Stephen F. Butterfield, the Company’s Vice Chairman, each of whom beneficially own significant percentages of the total shares of the Company’s Class A common stock and Class B common stock and the combined voting power of all classes of the Company’s stock as set forth under “Security Ownership of Directors, Executive Officers, and Principal Shareholders - Stock Ownership” above, support these provisions and have indicated their intention to vote their shares in favor of the proposed amendment. The Nominating and Corporate Governance Committee recommended the proposed amendment as a prudent and proactive means for managing this type of potential litigation and to promote more efficient and consistent resolutions of these types of potential claims. Based on these factors, among others, the Board of Directors determined that the proposed amendment is in the best interests of the Company and its shareholders.

The adoption of the exclusive forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder finds favorable for disputes with the Company or its directors, officers, or other employees, and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions of the Company’s Articles of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions. Although some shareholders may prefer to litigate such matters in a forum outside of Nebraska because they perceive another court as more convenient or more favorable to their claims, the Board of Directors believes that the ability to require that such claims be brought in a single forum assures consistent consideration of the issues and the application of consistent case law and expertise, as well as increased efficiency and cost savings in the resolution of such claims. The Board of Directors further believes that the designated courts in Nebraska would be best suited to address disputes involving such matters, given that the Company is incorporated and domiciled in Nebraska. However, the Board of Directors also believes that the Company should retain, as set forth in the proposed amendment, the ability to consent to an alternative forum on a case-by-case basis where the Company determines that its interests and those of its shareholders are best served by permitting such case to proceed in a forum outside of Nebraska.

Exclusive forum provisions such as those in the proposed amendment are becoming increasingly common, particularly among corporations incorporated in Delaware, and the Company is not aware of a reason a court in another state would not be willing to enforce such provisions. However, not all courts have opined on the validity and enforceability of such provisions. Therefore, even if the proposed amendment is approved by the Company’s shareholders, the Company cannot be sure that all courts outside of Nebraska will enforce the terms of the amendment and transfer any covered proceeding to the applicable designated court in

Nebraska. In addition, to the Company’s knowledge, no Nebraska court has yet opined, either favorably or unfavorably, on the validity and enforceability of exclusive forum provisions with respect to corporate shareholder claims.

The Board of Directors is aware that one factor considered by proxy advisory firms in evaluating exclusive forum provisions is whether the adopting company has suffered past harm from shareholder lawsuits in which the plaintiffs were unsuccessful or from shareholder lawsuits outside the adopting company’s jurisdiction of incorporation. Although the Company has not suffered such harm in the past, the Board of Directors believes that it is practical and appropriate to adopt exclusive forum provisions as a preventative measure before the Company and its shareholders are materially harmed by such actions.

The Board of Directors recommends a vote FOR the approval of the amendment to the Company’s Articles of Incorporation to designate courts in Nebraska as the exclusive forum for certain legal actions that may be initiated by shareholders.
OTHER SHAREHOLDER MATTERS

Householding

Under SEC rules, we are allowed to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more shareholders sharing the same address. We may do this only if the shareholders at that address share the same last name or if we reasonably believe that the shareholders are members of the same family or group. If we are sending a Notice, the envelope must contain a separate Notice for each shareholder at the shared address. Each Notice must also contain a unique control number that each shareholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each shareholder at the shared address a separate proxy card.

We believe these rules are beneficial to both our shareholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, shareholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you receive a single set of proxy materials but prefer to receive separate copies for each registered account in your household, please contact our agent, Broadridge, at: 1-800-542-1061, or in writing at: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge will remove you from the householding program within 30 days of receipt of your request, following which you will begin receiving an individual copy of the material.

You can also contact Broadridge at the phone number above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Other Business

On the date that this Proxy Statement is first made available to shareholders, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the Annual Meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the Annual Meeting.

Shareholder Proposals for 2017 Annual Meeting

Shareholder proposals intended to be presented at the 2017 Annual Meeting of Shareholders, currently scheduled for May 25, 2017, must be received at the Company's offices at 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary, on or before December 16, 2016, to be eligible for inclusion in the Company's 2017 proxy materials. The inclusion of any such proposal in such proxy materials shall be subject to the requirements of the proxy rules adopted under the Exchange Act, (the “Proxy Rules”). The submission of a shareholder proposal does not guarantee that it will be included in the Company's Proxy Statement.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law, and other legal requirements and without seeking to have the proposal included in the Company's Proxy Statement pursuant to the Proxy Rules. Under the Company's Bylaws, the Secretary of the Company must receive notice of any such proposal or nominations for the Company's 2017 Annual Meeting between January 26 and February 27, 2017 (90 to 120 days before the first anniversary of this year's Annual Meeting date). The notice must contain the information required by the Company's Bylaws. A proxy may confer discretionary authority to vote on any matter at a meeting if the Company does not receive notice of the matter within the time frame described above. A copy of the Company's Bylaws is available at the Company's Web site at www.nelnetinvestors.com under “Corporate Governance” - “Corporate Documents” or is available upon request to: Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.

MISCELLANEOUS

The information under the captions “Compensation Committee Report” and “Audit Committee Report” (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Appendix A

ARTICLES OF AMENDMENT TO
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF NELNET, INC.

Pursuant to the provisions of the Nebraska Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation:

1.	The name of the corporation is Nelnet, Inc.

2.
The following amendment to the Second Amended and Restated Articles of Incorporation was adopted by the shareholders of the corporation in the manner prescribed by the Nebraska Business Corporation Act:

The text of the amendment to the corporation’s Second Amended and Restated Articles of Incorporation, as amended, is to insert the following new Article XII thereto:

ARTICLE XII.

EXCLUSIVE FORUM FOR ADJUDICATION OF CERTAIN LEGAL ACTIONS

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf or in the right of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation’s shareholders; (iii) any action asserting a claim arising pursuant to any provision of the Nebraska Business Corporation Act (effective until January 1, 2017), the Nebraska Model Business Corporation Act (effective January 1, 2017), or the Articles of Incorporation or By-laws of the Corporation (as each may be amended from time to time); or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the District Court for the State of Nebraska located in the City of Lincoln, County of Lancaster, Nebraska (or, if such court does not have jurisdiction, the United States District Court for the District of Nebraska located in the City of Lincoln, Nebraska). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court referred to in the preceding sentence (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Nebraska in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. Any person or entity owning, purchasing, or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

3.	The date that the amendment as set forth above was adopted was May 26, 2016.

4.
The number of shares of the corporation’s common stock outstanding and entitled to vote on the above amendment consisted of [____________] shares of Class A Common Stock and [____________] shares of Class B Common Stock, with the total number of [____________] shares of Class A Common Stock and Class B Common Stock outstanding entitled to vote on the amendment as a single voting group; the number of votes entitled to be cast by the single voting group entitled to vote on the amendment was [____________]; and the number of votes of the single voting group indisputably represented at the meeting of the corporation’s shareholders held on May 26, 2016 was [____________].

5.
The total number of undisputed votes cast for the amendment by the single voting group was [____________], and such number of votes cast for the amendment by the single voting group was sufficient for approval by that voting group.

Dated as of the 26th day of May, 2016.

NELNET, INC. By: _______________________________ Jeffrey R. Noordhoek, Chief Executive Officer

A - 1

*NELNET, INC.*
*ATTN: PHIL MORGAN*
*121 S. 13TH STREET, SUITE 100*
*LINCOLN, NE 68508*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you wish to exercise cumulative voting rights in the election of directors, you must vote in person or by mail.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E04433-P77255 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

NELNET, INC.

**The Board of Directors recommends you vote FOR proposals 1, 2, 3, and 4:**

1. Election of Directors

**Nominees:**

| | For | Against | Abstain |
|---|---|---|---|
| 1a. Michael S. Dunlap | ☐ | ☐ | ☐ |
| 1b. Stephen F. Butterfield | ☐ | ☐ | ☐ |
| 1c. James P. Abel | ☐ | ☐ | ☐ |
| 1d. William R. Cintani | ☐ | ☐ | ☐ |
| 1e. Kathleen A. Farrell | ☐ | ☐ | ☐ |
| 1f. David S. Graff | ☐ | ☐ | ☐ |
| 1g. Thomas E. Henning | ☐ | ☐ | ☐ |
| 1h. Kimberly K. Rath | ☐ | ☐ | ☐ |
| 1i. Michael D. Reardon | ☐ | ☐ | ☐ |

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check the box to the right and then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

**NOTE:** By execution of this proxy, the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

**THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THIS PROXY FOR PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, AND 4.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement, Shareholder Letter and Form 10-K are available at www.proxyvote.com.

E04434-P77255

**NELNET, INC.**
**Annual Meeting of Shareholders**
**May 26, 2016 8:30 a.m.**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Michael S. Dunlap and Stephen F. Butterfield, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Nelnet, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Nelnet, Inc., to be held on May 26, 2016 at 8:30 a.m. Central Time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

**THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO THE PROXIES TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING. AS OF THE DATE OF THE ACCOMPANYING PROXY STATEMENT, NELNET MANAGEMENT DID NOT KNOW OF ANY OTHER MATTERS TO BE PRESENTED AT THE MEETING. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF NELNET MANAGEMENT.**

**CUMULATE** ____________________________________________

____________________________________________

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

**Continued and to be signed on reverse side**